                                                                    EXHIBIT 10.5



                           CONFIDENTIAL TREATMENT


                   THE FOLLOWING IS A REDACTED VERSION OF THE
                     OEM AGREEMENT DATED AS OF JUNE 7, 1996
                 BY AND BETWEEN STORAGE TECHNOLOGY CORPORATION
                AND INTERNATIONAL BUSINESS MACHINES CORPORATION

                 THIS MATERIAL IS BEING SUBMITTED IN CONNECTION
                   WITH A REQUEST FOR CONFIDENTIAL TREATMENT
                          PURSUANT TO RULE 24b-2 UNDER
                      THE SECURITIES EXCHANGE ACT OF 1934.

                                 OEM AGREEMENT



                                    BETWEEN



                       INTERNATIONAL BUSINESS MACHINES
                                 CORPORATION

                                      AND

                         STORAGE TECHNOLOGY CORPORATION



                                  JUNE 7, 1996

                               TABLE OF CONTENTS

BACKGROUND  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

1.    DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

2.    SCOPE OF AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . .  9

3.    TERM OF AGREEMENT   . . . . . . . . . . . . . . . . . . . . . . . . .  9

4.    COMPONENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

5.    AGREEMENT ADMINISTRATOR   . . . . . . . . . . . . . . . . . . . . . .  9

6.    PURCHASE COMMITMENTS  . . . . . . . . . . . . . . . . . . . . . . . . 10
      6.1      1996-1998  ** Volumes  . . . . . . . . . . . . . . . . . . . 10
      6.2      1999   **   Volumes/Pricing  . . . . . . . . . . . . . . . . 10
      6.3      Qualified Upgrades . . . . . . . . . . . . . . . . . . . . . 12
      6.4      Credits  . . . . . . . . . . . . . . . . . . . . . . . . . . 12
      6.5      Liquidated Damages/  **  Payments  . . . . . . . . . . . . . 12
      6.6      Other StorageTek Distribution  . . . . . . . . . . . . . . . 14
      6.7      Exceptions . . . . . . . . . . . . . . . . . . . . . . . . . 15
      6.8      Additional StorageTek Sales  . . . . . . . . . . . . . . . . 16

7.    PRICING & PAYMENT TERMS   . . . . . . . . . . . . . . . . . . . . . . 17
      7.5      **   Price . . . . . . . . . . . . . . . . . . . . . . . . . 17
      7.6      **  Payments . . . . . . . . . . . . . . . . . . . . . . . . 17
      7.7      FRU Prices . . . . . . . . . . . . . . . . . . . . . . . . . 18
      7.8      Lowest Cost Sourcing . . . . . . . . . . . . . . . . . . . . 19
      7.9      Taxes/Duties . . . . . . . . . . . . . . . . . . . . . . . . 19
      7.10     Payment Terms  . . . . . . . . . . . . . . . . . . . . . . . 19
      7.11     Snapshot Feature . . . . . . . . . . . . . . . . . . . . . . 20

8.    IBM SALES TO STORAGETEK   . . . . . . . . . . . . . . . . . . . . . . 20

9.    QUALITY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
      9.1      Manufacturing Testing  . . . . . . . . . . . . . . . . . . . 21
      9.2      Engineering Changes  . . . . . . . . . . . . . . . . . . . . 21
      9.3      Quality Levels . . . . . . . . . . . . . . . . . . . . . . . 24
      9.4      Quality Assurance  . . . . . . . . . . . . . . . . . . . . . 28
      9.5      ISO 9000 Certification and Use of Subcontractors . . . . . . 28





- -----------------------------------

** Confidential portions omitted and filed separately with the Securities and Exchange Commission under an application for confidential treatment

10.  PRODUCT LEAD TIMES AND FORECAST  . . . . . . . . . . . . . . . . . . . 29
      10.4     Current Quarter  . . . . . . . . . . . . . . . . . . . . . . 31
      10.5     StorageTek's Capacity/Allocation . . . . . . . . . . . . . . 31

11.   PURCHASE ORDERS, ALTERATIONS & RESCHEDULING   . . . . . . . . . . . . 32

12.   CONSIGNMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

13.   DELIVERY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
      13.1     On-time Delivery . . . . . . . . . . . . . . . . . . . . . . 36
      13.2     Carrier  . . . . . . . . . . . . . . . . . . . . . . . . . . 37
      13.3     Title/Risk of Loss   . . . . . . . . . . . . . . . . . . . . 38
      13.4     Packaging  . . . . . . . . . . . . . . . . . . . . . . . . . 38

14.   EQUIPMENT WARRANTY  . . . . . . . . . . . . . . . . . . . . . . . . . 38
      14.10    Licensed Programs, Microcode  and Maintenance Code Warranty  40

15.   FRUs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
      15.4     FRU Rework Procedures and Prices . . . . . . . . . . . . . . 42

16.   FIELD SERVICE &  SUPPORT  . . . . . . . . . . . . . . . . . . . . . . 42
      16.1     Installation Support . . . . . . . . . . . . . . . . . . . . 42
      16.2     Training . . . . . . . . . . . . . . . . . . . . . . . . . . 43
      16.3     Service of Equipment . . . . . . . . . . . . . . . . . . . . 44
      16.4     Emergency and Expert Maintenance Coverage  . . . . . . . . . 44
      16.5     Labor Rate Table . . . . . . . . . . . . . . . . . . . . . . 44
      16.6     New Product Development Center Support . . . . . . . . . . . 44
      16.7     Maintenance and Installation Tools . . . . . . . . . . . . . 45
      16.8     Maintenance and Technical Support  . . . . . . . . . . . . . 45
      16.9     **  Access . . . . . . . . . . . . . . . . . . . . . . . . . 47

17.   MARKETING RIGHTS & SUPPORT  . . . . . . . . . . . . . . . . . . . . . 47
      17.2     Marketing Support Organization . . . . . . . . . . . . . . . 47
      17.3     Training   . . . . . . . . . . . . . . . . . . . . . . . . . 47
      17.4     Additional Initial Training  . . . . . . . . . . . . . . . . 47
      17.5     Ongoing Training . . . . . . . . . . . . . . . . . . . . . . 47
      17.6     Marketing Materials  . . . . . . . . . . . . . . . . . . . . 48
      17.7     Marketing Tools  . . . . . . . . . . . . . . . . . . . . . . 48
      17.8     Systems Engineering Support  . . . . . . . . . . . . . . . . 49





- -----------------------------------

** Confidential portions omitted and filed separately with the Securities and Exchange Commission under an application for confidential treatment

18.   REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . 49

19.   TRADEMARK & ADVERTISING   . . . . . . . . . . . . . . . . . . . . . . 50
      19.1     Trademark and Design Rights  . . . . . . . . . . . . . . . . 50
      19.2     Advertising/Disclosure . . . . . . . . . . . . . . . . . . . 50

20.   CONFIDENTIALITY   . . . . . . . . . . . . . . . . . . . . . . . . . . 51

21.   ASSIGNMENT & CHANGE OF CONTROL  . . . . . . . . . . . . . . . . . . . 51

22.   DISPUTE RESOLUTION  . . . . . . . . . . . . . . . . . . . . . . . . . 51
      22.1     Escalation Process . . . . . . . . . . . . . . . . . . . . . 51
      22.2     Mediation Process  . . . . . . . . . . . . . . . . . . . . . 52

23.   TERMINATION/REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . 53
      23.1     Termination by Mutual Consent  . . . . . . . . . . . . . . . 53
      23.2     Termination by Bankruptcy  . . . . . . . . . . . . . . . . . 53
      23.3     Termination for Cause  . . . . . . . . . . . . . . . . . . . 53
      23.4     Material Breach  . . . . . . . . . . . . . . . . . . . . . . 55
      23.5       License  . . . . . . . . . . . . . . . . . . . . . . . . . 55
      23.6     Manufacturing Make or Have Made Rights . . . . . . . . . . . 55
      23.7     Termination for Convenience  . . . . . . . . . . . . . . . . 56
      23.8     Termination for Burdensome Condition . . . . . . . . . . . . 56
      23.9     Wind Down  . . . . . . . . . . . . . . . . . . . . . . . . . 57
      23.10    **  After Termination  . . . . . . . . . . . . . . . . . . . 58

24.   INDEMNIFICATION RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . 58
      24.1     Intellectual Property Indemnity  . . . . . . . . . . . . . . 58
      24.2     General Indemnity  . . . . . . . . . . . . . . . . . . . . . 58
      24.3     Obligations of IBM . . . . . . . . . . . . . . . . . . . . . 59

25.   GOVERNING LAW   . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
      25.1     New York Law . . . . . . . . . . . . . . . . . . . . . . . . 59
      25.2     Limitation of Actions  . . . . . . . . . . . . . . . . . . . 60
      25.3     Limitation of Liability  . . . . . . . . . . . . . . . . . . 60





- -----------------------------------

** Confidential portions omitted and filed separately with the Securities and Exchange Commission under an application for confidential treatment

26.   GENERAL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
      26.1     Compliance with Laws . . . . . . . . . . . . . . . . . . . . 60
      26.2     Relationship of the Parties  . . . . . . . . . . . . . . . . 60
      26.3     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . 61
      26.4     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . 62
      26.5     Headings and Attachments . . . . . . . . . . . . . . . . . . 62
      26.6     Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . 62
      26.7     Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
      26.8     Severability . . . . . . . . . . . . . . . . . . . . . . . . 62
      26.9     Weekends and Holidays  . . . . . . . . . . . . . . . . . . . 62
      26.10    Force Majeure  . . . . . . . . . . . . . . . . . . . . . . . 63
      26.11    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . 63
      26.12    Order of Precedence  . . . . . . . . . . . . . . . . . . . . 63

                       EXHIBITS, ATTACHMENTS, APPENDICES

Exhibit 1     -  Prices
         Attachment 1     -   Product Prices
         Attachment 2     -   Volume Recovery Tables
                 Appendix A   -   1996   **   Payment Table
                 Appendix B   -   1997   **   Payment Table
                 Appendix C   -   1998   **   Payment Table
                 Appendix D   -   1999   **   Payment Table
         Attachment 3     -   Upgrade Pricing

Exhibit 2    -   Specifications
         Attachment 1     -   Manufacturing Test Specifications
         Attachment 2     -   Product Specifications

Exhibit 3    -   IBM Developer Agreement Between IBM and StorageTek:  Base Agreement
         Attachment 1     -   Statement of Work
                 Appendix A   -   Functional, Technical and Quality Specifications
                          Schedule 1  - Iceberg Items
                          Schedule 2  - Kodiak Items
                          Schedule 3  - IXFP and IXOF Items
                          Schedule 4  - Iceberg  Performance Commitments for 7/96
                          Schedule 5  - Iceberg  Performance Commitments for 6/97
                          Schedule 6  - Kodiak  Performance Commitments for 10/96
                          Schedule 7  - Kodiak  Performance Commitments for 10/1/97
                          Schedule 8  - Capacity Ratio Specification
                 Appendix B   -   Completion and Acceptance Criteria
                          Schedule 1  - Monterey System Test
                          Schedule 2  - Current Volume Assumptions
                 Appendix C   -   [Intentionally Left Blank]
                 Appendix D   -   Certificate of Originality
                 Appendix E   -   IBM Source Code Custody Agreement
                 Appendix F   -   Performance Assessment Workload (PAWS)
                 Appendix G   -   Product Development Plan
         Attachment 2     -   Description of Licensed Works
                 Appendix A   -   IBM LIC Terms
                 Appendix B   -   StorageTek LIC Terms

Exhibit 4    -   Consignment Agreement

Exhibit 5    -   FRU Prices/Lead Times

Exhibit 6    -   Data Items

Exhibit 7    -   List of Countries for IP Indemnity

Exhibit 8    -   Examples of Calculations of IBM Volume Credit Due to RAS Criteria


- -----------------------------------

** Confidential portions omitted and filed separately with the Securities and Exchange Commission under an application for confidential treatment.

                                 OEM AGREEMENT


This agreement is made and entered into as of June 7, 1996, by and between International Business Machines Corporation, having an office for the transaction of business at 5600 Cottle Road, San Jose, California 95193 (hereinafter called "IBM" or "Monterey"), and Storage Technology Corporation, having an office for the transaction of business at 2270 South 88th Street, Louisville, Colorado 80028 (hereinafter called "StorageTek," "STK" or "Oahu"). StorageTek and IBM may be individually referred to herein as a "Party" and collectively as the "Parties."

BACKGROUND

StorageTek manufactures and sells, among others, certain Equipment as more fully described below. IBM wishes to purchase such Equipment from StorageTek on an Original Equipment Manufacturer (OEM) basis at large volume prices in order to resell or lease such Equipment to its customers throughout the world, both directly and indirectly through its distributors, Subsidiaries, and other channels. In order to secure access to IBM's distribution channels, to provide StorageTek with the opportunity to reach more customers, to provide more product choices for customers and also due to IBM's willingness to invest a substantial amount in product research and development and in product engineering, StorageTek is willing to sell such Equipment to IBM at such prices if IBM will purchase a substantial amount of the Products and Upgrades, advertise and market the Products and Upgrades, provide maintenance and repair service for the Equipment sold or leased by it, maintain an inventory of spare parts and take certain other related actions.

The provisions of this section are intended to generally explain the reasons that StorageTek and IBM have entered into this Agreement, but do not constitute a portion of the contractual obligations, terms or conditions agreed to by the Parties, which are set forth in the following sections of this Agreement.


                                WITNESSETH THAT:

In consideration of the mutual premises and covenants herein contained, the Parties hereto agree as follows:

1.       DEFINITIONS

         1.1 "Agreement" shall mean this OEM Agreement, its Exhibits, their Attachments, their Appendices and their Schedules.


         1.2 "Agreement Administrator" shall have the meaning set forth in Section 5.


         1.3              "Annual Volumes" shall have the meaning set forth in
                          Section 6.1.


         1.4 "APAR" shall mean a completed form entitled "Authorized Program Analysis Report," that is used by IBM to report suspected Code or documentation errors in a

                          Licensed Program (including updates or enhancements thereto) and to request their investigation and correction.


         1.5 "Audit Rights" (Section 7.5c) shall mean a Party's right to have Price Waterhouse, Arthur Andersen or Ernst & Young, or their lawful successors, audit the other Party's books and records on reasonable prior notice for the purpose of making a factual determination of whether a specified event has occurred. The Parties shall request the firms in the order set forth above, and shall only request the second or third listed firm if the earlier listed firms decline to serve. In carrying out such audit responsibilities, said accounting firm shall use generally accepted accounting principles (hereafter "GAAP"), as consistently applied by the audited party. The auditor's working papers shall not be made available to the Party requesting the audit.


         1.6 "Base Iceberg Package" shall have the meaning set forth in the IDA.


         1.7              "Burdensome Condition" (Section 23.8) shall mean:  **


         1.8              "Change of Control" (Section 21) shall mean:  **


         1.9              "Commit Date" shall have the meaning set forth in
                          Section 13.1i.


         1.10 "Contract Coordinators" (Section 5) shall mean those individuals described in Section 11.1 of the Statement of Work (Attachment 1 to Exhibit 3).


         1.11 "Cost Exclusions" (Section 9.3f) shall mean those parts costs that are incurred by IBM for (i) FRUs returned for warranty credit, (ii) FRU removals which are not in accordance with FRU removal procedure to the extent that such removals exceed StorageTek's actual experience during the first six
                          (6) months of 1996, (iii) defective IBM Drives, and
                          (iv) FRUs replaced due to a confirmed IBM Drive or any other IBM-supplied component failure (without a defect in the associated StorageTek FRU package).


         1.12 "Count Key Data Systems" (Section 6.6a) shall mean storage subsystems or solutions which present a count key data or extended count key data image to the host.


         1.13 "Day(s)," "month(s)," "quarter(s)" and "year(s)" shall mean calendar days, months, quarters or years, unless otherwise specified.





- -----------------------------------

** Confidential portions omitted and filed separately with the Securities and Exchange Commission under an application for confidential treatment.

         1.14 "Delivery," "Delivered," "Deliver" (Section 2.1) or other forms of the term shall mean the physical transfer of Equipment by StorageTek to an IBM-specified common carrier, freight forwarder, or IBM's agent at StorageTek's plant of manufacture.


         1.15 "Devices" (Section 6.2) shall mean products which would be **


         1.16 "Disclosing Party" shall have the meaning set forth in Section 20.


         1.17             "Drives" shall have the meaning set forth in Section
                          12.1.


         1.18             "Effective Date" shall have the meaning set forth in
                          Section 3.


         1.19 "Emergency Engineering Change" shall have the meaning set forth in Section 9.2b.


         1.20 "Equipment" (Section 2) shall mean Products, Upgrades and FRUs.


         1.21 "Error Free Installation" (Section 9.3b) shall mean installations of Products and Upgrades Delivered that both (i) Plug and Play; and (ii) meet the following criteria: (a) arrives configured according to IBM's written instructions; (b) has all of the correct documentation, cables and accessories included; and
                          (c) is Delivered in the correct packaging and with the shipping documents. Such criteria shall specifically not include any failures caused by IBM or the customer, or for which IBM or the customer is responsible, including without limitation, I/O control program generations, shipping damage, failure (for any reason) of Drives or other IBM-supplied components.


         1.22 "Estimated Volumes" shall have the meaning set forth in Section 7.6a.


         1.23 "FAST" shall mean Iceberg, as described in the Specifications.


         1.24 "FASTER" shall mean Kodiak, as described in the Specifications.


         1.25 "FRU" (Section 6.2) shall mean any part, assembly or subassembly of Products, Devices or Upgrades supplied by StorageTek that are designed to be replaceable in the field.


         1.26 "Gigabyte" or "GB" shall mean one billion bytes of storage.


         1.27 "IBM Customer Engineering" shall have the meaning set forth in Section 16.2.


         1.28             "IBM Total" shall have the meaning set forth in
                          Section 7.6c.





- -----------------------------------

** Confidential portions omitted and filed separately with the Securities and Exchange Commission under an application for confidential treatment.

         1.29 "IDA" (Section 2.2) shall refer to the IBM Developer Agreement, which is attached hereto as Exhibit 3.


         1.30             "IDC Methodology" shall have the meaning set forth in
                          Section 7.6b.


         1.31 "Impact Error" (Section 9.3a) shall mean an incident, as reasonably determined by IBM, that either results in: (1) the loss of data, or (2) the loss of access to data resulting in an application interrupt (e.g., an abnormal program ending or "abend" or inability to bring up an application) or system interrupt (e.g., a system outage or requirement to initiate an initial program load command in order to resolve or clear an error condition). Any Impact Error due to improper use of the Equipment by the customer, or an IBM agent or employee will be excluded.


         1.32 "Invention" shall mean any idea, design, concept, process, technique, invention, discovery or improvement, whether or not patentable, either conceived or reduced to practice solely by one or more employees of one of the Parties or its Subsidiaries (Inventing Party) or jointly by one or more employees of IBM or its Subsidiaries and one or more employees of StorageTek or its Subsidiaries (Joint Invention) in the performance, and during the term, of this Agreement.


         1.33 "Level 1" support are those activities that assist the user in resolving "how to" and operational-type questions, as well as technical questions on installation procedures.


         1.34 "Level 2" support are those activities that require additional research and analysis of a user problem. The Problem Management System database is checked to locate a duplicate of the problem being reported and the previous solution applied to that problem.


         1.35 "Level 3" support are those activities that require duplication of the user problem, analysis of APAR or PMR records and distribution of a fix to resolve the user problem.


         1.36 "Licensed Programs" shall mean IXFP, IXOF and the Snapshot Feature (as defined in Section 1.13 of the
                          DLW).


         1.37 "Liquidated Damages" shall mean those damages described in Section 6.5.


         1.38 "Machine Month" or "MM" (Section 9.3a) shall mean a measurement, established at the end of such calendar month, of the number of units of Product installed and operational during a month at an end user's location, prorated on a daily basis (e.g., the sum of the total number of machine days [i.e., number of machines installed and operational at an end user's location on a particular day] in a calendar month, divided by the number of days in that month).


         1.39             "Maintenance Code" shall be as defined in the DLW.

         1.40             "Major Enhancements" shall be as defined in the IDA.


         1.41 "Mandatory Engineering Changes" shall have the meaning set forth in Section 9.2.


         1.42 "Maximum Percentage" shall have the meaning set forth in Section 10.2.


         1.43 "Megabyte" or "MB" shall mean one million bytes of storage.


         1.44 "Microcode" shall have the meaning set forth in the Description of Licensed Works.


         1.45 "Minimum Percentage" shall have the meaning set forth in Section 10.2.


         1.46             "Minimum Volumes" shall have the meaning set forth in
                          Section 6.5.


         1.47             **  Price" shall have the meaning set forth in
                          Section 7.5.


         1.48 "New FRU Cost" (Section 7.7a) shall mean StorageTek's price for FRUs, as specified in Section 7.7a. StorageTek will provide IBM a schedule setting forth this cost for each FRU (the current version set forth in Exhibit 5 to this Agreement, FRU Prices and Lead Times) which list will be adjusted semiannually (in January and July).


         1.49 "New Product Development Center Support" shall have the meaning set forth in Section 16.6.


         1.50             "Non-RMM Device" shall have the meaning set forth in
                          Section 1.11 of the DLW.


         1.51 "Notification Date" shall have the meaning set forth in Section 6.2a.


         1.52 "Object Code" shall have the meaning set forth in the SOW.


         1.53 "Plug and Play" means that a unit of Product or Upgrade, when installed following StorageTek's recommended installation procedures, operates without experiencing any functional failures during installation and passes all installation verification tests, that internal diagnostic routines execute successfully and generally that each such unit of Product or Upgrade is observed to operate properly and in accordance with the Specifications (as the same may be changed in any applicable Product Development Plan) through the installation of such unit. A functional failure is defined as any repair/replacement/adjustment corrective action that is required to install or make the subsystem functional that is not specified as part of the installation instructions.





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                                       5

         1.54 "PMR" shall mean a problem management report that is used by IBM to report machine failures.

         1.55 "Product(s)" (Section 6.1) shall mean the products purchased from StorageTek by IBM and consist of the StorageTek-manufactured Iceberg, Kodiak and Arctic Fox high performance storage subsystems, including any Deliverables, Enhancements and Maintenance Modifications hereafter made pursuant to the IDA, and controllers, A-boxes, B-boxes, Microcode and Licensed Works, and which are further described in Exhibit 2, Specifications, and Appendices A and B to Attachment 1 of Exhibit 3. Products also include related documentation and other supporting materials.


         1.56 "Product Engineering Services" shall mean the support and services as described in Section 3.7 of the SOW.


         1.57 "Qualified Upgrades" shall have the meaning set forth in Section 6.3.


         1.58             "Quarterly Cost" (Section 6.2b(1) shall mean  **


         1.59 "Quarterly Volumes" shall have the meaning set forth in Section 6.2.


         1.60             "QUICK" shall mean Arctic Fox.


         1.61             "RAS criteria" shall have the meaning set forth in
                          Section 9.3a.


         1.62             "Receiving Party" shall have the meaning set forth in
                          Section 20.


         1.63 "Recovery Payments" shall have the meaning set forth in Section 7.6.


         1.64 "Remainder Percentage" shall have the meaning set forth in Section 10.2.


         1.65 "Service Call" (Section 9.3a) shall mean any service call due to a failure condition resulting from either a subsystem hardware or Microcode error (including the Microcode portion of Snapshot Feature) (e.g., 01, 02 and 04 service codes).


         1.66 "Service Call Rate" (Section 9.3a) shall mean a rate which is calculated as follows:

                               number of service       180 GB for Iceberg or
                               calls during month      360 GB for Kodiak
                               ------------------  X  ----------------------
                                  number of             average capacity
                                Machine Months         in GB per machine





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                                       6

         1.67 "Severity Level" shall mean a designation (i.e., Severity 1, Severity 2, Severity 3 and Severity 4) assigned to errors that is intended to indicate the seriousness of the error based upon the impact that the error has on the user's operation.


         1.68 "Severity 1" is a "critical problem"; the product is unusable or an error severely impacts a customer's operation. Severity 1 requires maximum effort to resolve a critical problem until an emergency fix is developed, implemented and made generally available to IBM's customers who experience such problem.


         1.69 "Severity 2" is a "major problem"; important function is not available resulting in operations being severely restricted.


         1.70 "Severity 3" is a "minor problem"; inability to use a function occurs, but it does not seriously affect the user.


         1.71 "Severity 4" is a "minor problem" that is not significant to the user's operation; the user may be able to circumvent the problem.


         1.72 "Source Code" shall have the meaning as set forth in the SOW.


         1.73 "Specifications" (Section 2.1) shall mean the descriptions contained in Appendices A and B to Attachment 1 of Exhibit 3 and Exhibit 2, Specifications.


         1.74 "Standard Parts Cost" (Section 9.3f) shall mean the following with respect to the following specific periods of this Agreement:

                       a. First twelve months of the Agreement: ** of the New FRU Cost plus ** of the Used FRU Cost for each FRU, plus actual freight; and

                       b.    Thereafter:   **  of the New FRU Cost plus  **  of
                             the Used FRU Cost for each FRU, plus actual freight.





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
         1.75          "StorageTek Installed Base" shall mean  **  prior to the
                       Effective Date and  **   distributed by StorageTek
                       pursuant to the terms of Section 6.7 and 6.8, below.


         1.76 "Subsidiary" (Section 6.6) shall mean a corporation, company, limited liability company or other entity:

                       a. more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a party hereto; or

                       b. which does not have outstanding shares or securities, as may be the case in a partnership, joint venture, or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is, now or hereafter, owned or controlled, directly or indirectly, by a party hereto;

                       but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.


         1.77          **


         1.78 "Terabyte" or "TB" (Section 6.1) shall mean one trillion bytes of storage which is accessible to the customer. For calculating storage capacities of purchases of **


         1.79 "Upgrade(s)" (Section 6.2b) shall mean additional features or functions, including but not limited to Major Enhancements, which improve performance or increase capacity of previously sold or leased Products or Devices.


         1.80 "Used FRU Cost" (Section 7.7a) shall mean the price of rework for FRUs as determined by Section 15.4. This cost as of the execution of this Agreement is set forth in Exhibit 5 to this Agreement, FRU Prices and Lead Times, which will be adjusted semiannually (in January and July).


         1.81 Capitalized terms not otherwise defined in the OEM Agreement shall have the definitions set forth elsewhere in the Agreement.





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                                       8

2.       SCOPE OF AGREEMENT

         2.1 StorageTek agrees to develop IBM requested enhancements to the Equipment, to provide continuing engineering and marketing and service support for the Equipment, and to manufacture, test, sell and Deliver Equipment to IBM and desires that IBM supply Drives for use in such Equipment all in accordance with the Specifications, procedures and conditions contained in this Agreement.

         2.2 IBM (i) agrees to fund the continuing engineering on, and the future development of, specific enhancements to the Equipment as set forth in the IDA, (ii) intends to add value to such Equipment by consigning IBM Drives to StorageTek for inclusion in the Equipment, and (iii) has the right to market and sell Equipment purchased from StorageTek, all in accordance with the terms of this Agreement.

         2.3 Changes to Specifications, procedures and conditions contained in the Agreement, its Exhibits, their Attachments and their Schedules may be made from time to time upon mutual written agreement, specifically identifying this Agreement and stating an intent to make such changes.


3.       TERM OF AGREEMENT

         Unless earlier terminated, the term of this Agreement shall be for a period from the date first set forth above (hereinafter "Effective Date"), through December 31, 1999.


4.       COMPONENTS

         Because the Equipment purchased by IBM from StorageTek is likely to be associated with the IBM brand, IBM wishes to be assured that such Equipment, when sold to its customers, will have the quality that its customers expect from items so branded. Accordingly, IBM believes that, to the extent that StorageTek can utilize components in such Equipment that are manufactured by or for IBM under its high quality standards, it would be desirable for StorageTek to obtain such components from IBM for use in manufacturing the Equipment. **

5.       AGREEMENT ADMINISTRATOR

         Each Party will identify an Agreement Administrator no later than June 15, 1996, who shall have overall responsibility for managing this Agreement for such Party. Until such time, the Agreement Administrators are set forth below. The Agreement Administrators may not amend the terms of this Agreement. In addition to other responsibilities as may be agreed,





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                                       9
such Administrators or any successor named by the Party designating such Administrator, will complete as soon as possible after the Effective Date, and will update throughout the term of this Agreement their respective entries in
Exhibit 6, "Data Items." The Administrators shall also be responsible for the exchange of data, as provided in this Agreement.

         The Agreement Administrators are:

         For StorageTek:            **

         For IBM:                   **


6.       PURCHASE COMMITMENTS

         6.1     1996-1998  **  VOLUMES

                 IBM intends to purchase a specified volume of Products and Qualified Upgrades during 1996, 1997 and 1998 from StorageTek
                 **  (hereafter  **  ).  The   **   Volumes, based upon the
                 capacity, in Terabytes, of Products and Qualified Upgrades purchased by IBM and credited to IBM pursuant to other
                 provisions of this Agreement,  are    **  Terabytes in 1996,
                 **   Terabytes in 1997, and   ** Terabytes in 1998.  If IBM's
                 purchases and credits do not equal or exceed the   **
                 Volume, then IBM will make Recovery Payments as set forth in
                 Section 7.6, and, in certain circumstances, IBM will be obligated to pay Liquidated Damages as set forth in Section 6.5b or 6.5c.

         6.2     1999   **   VOLUMES/PRICING

                 IBM may continue to purchase Products and Upgrades from StorageTek during 1999 according to the process detailed below:

                 a.    On or before  **  the Parties will  **   then IBM must
                       notify StorageTek according to the following schedule
                       **





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                                       10

                            Notification Date           |      For Shipment in
                            --------------------------------------------------
                                  **                    |            **
                                  **                    |            **
                                  **                    |            **
                                  **                    |            **

                 b. Prices which StorageTek shall charge to IBM for Products in 1999 will be based on price quotes. Thirty (30) days prior to each Notification Date described in paragraph 6.2a, above, StorageTek shall provide a price quote to IBM for Products to be shipped to IBM in the corresponding ** as indicated above. Such price shall be the greater of:

                       (1)     **

                       (2)     **

                       IBM's purchase volumes for  **   (hereafter "  **
                       Volumes") shall depend on the price determined as set forth above.

                       If StorageTek provides the cost described in paragraph
                       6.2b(1), above, as its price, IBM's   ** Volumes shall
                       be   **   Terabytes of Products and Upgrades.  If
                       StorageTek provides the price described in paragraph
                       6.2b(2), above, as its price, IBM's   **   Volumes shall
                       be   ** Terabytes of Products and Upgrades.

                 c. Prices provided to IBM by StorageTek pursuant to paragraph 6.2b, above, shall be based on StorageTek's
                       **

                 d.    Notwithstanding the above, if IBM fails to notify
                       StorageTek prior to  **   of its desire to purchase
                       Products for   **   1999, and if, on or before   **
                       IBM decides that it wishes to continue to purchase
                       Products   **   1999, then,   **  1999 only, IBM may
                       elect to purchase such Products at the price quoted
                       pursuant to paragraph 6.2b, above   **   by providing a
                       noncancelable purchase order for such units of Products as IBM may require.

                 e.    If IBM does not attain its    **    Volumes for any
                       quarter, then IBM shall pay a  **   Volume Recovery
                       Payment computed in accordance with Exhibit 1, Attachment 2, Appendix D. IBM's payment of these Recovery Payments shall be the sole and exclusive remedy
                       to StorageTek for IBM's failure to purchase the   **
                       Volumes pursuant to this Agreement.





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                                       11

                 f.    If IBM does not attain its  **  Volumes for   **   then
                       StorageTek may use IBM Materials   ** to sell or
                       distribute Devices and Major Enhancements therefor, subject, however, to the applicable provisions of the Description of Licensed Works Transaction Document.

         6.3     QUALIFIED UPGRADES

                 **   if the total of IBM's purchases and credits is more than
                 **   then the capacity of any and all Upgrades purchased
                 during such year as measured in Terabytes shall be credited
                 toward IBM's attainment of its   **   Volumes in such year.
                 If the total of IBM's purchases and credits is  **  Terabytes
                 or less   **   then IBM may credit a maximum of  **  Terabytes
                 of Upgrade purchases   **   in determining attainment of its
                 **   Volumes.  Such Upgrades shall be hereafter referred to as
                 "Qualified Upgrades." Upgrades   **   will count toward
                 achievement of the   **   Volumes to the extent that the
                 capacity of Upgrades purchased and credited does not exceed
                 **   of the total capacity purchased and credited.

         6.4     CREDITS

                 IBM's    **    Volumes are subject to credits based upon
                 StorageTek's failure to meet agreed-to specifications relating to quality, availability, supply, delivery, technical milestones and other such items to the extent that such credits are provided for elsewhere in this Agreement. As applied herein, credits shall be additive to any actual purchase of Equipment by IBM.

         6.5     LIQUIDATED DAMAGES/  **  PAYMENTS

                 IBM intends, through a combination of purchases of Equipment from StorageTek and credits to volumes as provided elsewhere
                 in this Agreement, to achieve a minimum of   **   Terabytes
                 ("Minimum Volumes") of its   **   Volumes in   **

                 a.    If,   **   IBM has not purchased its Minimum Volumes,
                       then, except as otherwise provided in Sections 6.6a,
                       6.6b and 21, StorageTek may elect to terminate this
                       Agreement and receive from IBM   **   pursuant to
                       Sections 6.5b or 6.5c, below. StorageTek will provide IBM
                       with notice of such failure by   ** in which a shortfall
                       occurs.  IBM shall have the option to avoid such
                       termination and   ** respectively; provided that IBM has
                       received at least twenty (20) days' prior written notice
                       of such shortfall.  Such   **   If IBM   **   subject to
                       Section 23.9, StorageTek





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                                       12
                       may terminate this Agreement effective upon notice, which must be provided no later than ** of such year.

                 b.    If IBM's total volume of purchases   **   is less than
                       its Minimum Volumes, and StorageTek elects to terminate
                       this Agreement   **   but no later than  **  pursuant to
                       Section 6.5a above, then IBM will pay to StorageTek:

                       (1)    **   in the amount of  **  ; plus

                       (2) The net sum of any ** as determined in accordance with Section 7.6d, provided, however,
                              that such  **   shall not exceed the sum of  **
                              ; plus

                       (3)    Any  **  provided, however, that no additional
                              **   shall be due  **  and, provided further,
                              that  **  shall not exceed the sum of  **  .

                 c.    If IBM's total volume of purchases for **   is less than
                       its Minimum Volumes, and StorageTek elects to terminate this Agreement ** but no later than ** pursuant to
                       Section 6.5a above, then IBM will pay to StorageTek:

                       (1)    **   in the amount of  **  ; plus

                       (2) The net sum of any ** as determined in accordance with Section 7.6d; provided, however, that such ** shall not exceed the sum of ** .

                 d. If IBM terminates this Agreement for convenience ** then, except as otherwise provided in Sections 6.6a, 6.6b and 21, IBM will pay ** as described in
                       Section 7.6, below, to the extent not already paid, ** plus the sum of **

                 e. If IBM terminates this Agreement for convenience between ** then, except as otherwise provided in Sections 6.6a, 6.6b and 21, IBM will pay to StorageTek:

                       (1)    **   in the amount of   **

                       (2)    The net sum of any  **  provided, however, that
                              no additional    **   shall be due **  .

                 f.    **





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                                       13

                 g.    The Parties acknowledge and agree that the foregoing
                       **   amount is not a penalty but represents a good
                       faith estimate by the Parties of the amount of damages incurred by StorageTek upon the occurrence of the events set forth in Sections 6.5b through 6.5e. The Parties have entered into this provision after each Party has had the opportunity to consult counsel, and pursuant to a mutual intent to avoid the expenses of any dispute resolution process.

         6.6     OTHER STORAGETEK DISTRIBUTION

                 a. StorageTek and its Subsidiaries may, at their sole discretion, sell, lease or otherwise distribute Devices and products competitive with Equipment to third parties, provided, however, that neither StorageTek nor
                       its Subsidiaries are   **   and, provided further, that,
                       except for situations as described in Section 6.7, below, if StorageTek chooses to use, sell, lease or otherwise distribute, either directly or indirectly:

                       (1)    any  **  or

                       (2)    **

                       then, unless the sale is excepted pursuant to Section
                       6.8, below, IBM shall be    **   its obligations and
                       liabilities related to   **   as well as any obligation
                       to pay any   **   in the year in which the sale
                       occurred and thereafter. StorageTek shall also have no right to terminate this Agreement for failure of IBM to
                       meet its   **   and shall immediately notify IBM in
                       writing that such use, sale, lease or other
                       distribution has occurred, and shall indicate that IBM
                          **   the foregoing obligations.  IBM shall also have
                       the right to  **  . Each Party may also terminate  **

                 b. If StorageTek licenses, transfers, sells or assigns to a third party all or a portion of a Licensed Work ** then
                       IBM shall be    **   its obligations and liabilities
                       related to  **  , as well as any obligation to   **   in
                       the year in which the sale occurred and thereafter.
                       StorageTek shall also have   **   for failure of IBM to
                       meet its  **   and shall immediately notify IBM in
                       writing that such license, transfer, sale or assignment
                       has occurred, and shall indicate that IBM   **   the
                       foregoing obligations.  IBM shall also have the right to
                       **    Each Party may also terminate **





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                                       14

                 c. If IBM learns of facts that indicate that StorageTek is selling, leasing or otherwise distributing the products described in Section 6.6a, above, directly or indirectly, to customers other than IBM, or has licensed, transferred, sold or assigned the Licensed Works described in Section 6.6b, above, then upon written notice by IBM to StorageTek:

                       (1) StorageTek shall investigate the facts and circumstances relating to the incident thoroughly, and share the results, but not the customer-specific details, with IBM. If both Parties agree that no such sale, lease or other distribution occurred or no such license was granted, then the rights and obligations of the Parties shall not change. If the Parties are unable to agree on the facts relating to such incident, then the matter will be handled pursuant to the dispute resolution process described in Section 22.

                       (2) if StorageTek or its Subsidiaries has made a sale, lease or other distribution to third parties, as described in Section 6.6a, above, or has licensed, transferred, sold or assigned the Licensed Works to a third party, as described in
                              Section 6.6b, above, other than IBM, then IBM's obligations shall be modified as set forth in such sections.

         6.7     EXCEPTIONS

                 a. Sales, leases, or other distribution or use of Devices by StorageTek or its Subsidiaries in the following situations are excepted from the provisions of Section 6.6, and will be credited toward calculation of IBM's purchase volume for the purpose of determining whether IBM has achieved its ** Volumes:

                       (1) Sales, leases or other distribution of ** . For the purpose of determining the ** which
                              shall be credited to IBM's  **   Volumes,  **

                       (2)    Sales of Devices by StorageTek or its
                              Subsidiaries  **

                              (a)    **

                              (b)    **

                              and further provided that, in the case of (a) or
                              (b), shipments made prior to  **   will not be
                              credited to IBM's  **   Volumes; and

                       (3)    **





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                                       15

                 b. Uses, sales, leases or other distribution of Equipment or Devices by StorageTek or its Subsidiaries in the following situations are excepted from the provisions of
                       Section 6.6a, **

                       (1) Sales or leases by StorageTek or it Subsidiaries of Equipment that **

                       (2) Use of Equipment or Devices internally by StorageTek or its Subsidiaries **

                       (3) Use of Equipment or Devices internally by StorageTek **

                       (4) Sales or leases of used Equipment, Devices or Count Key Data Systems **

                       (5) Sales or use of FRUs for maintenance purposes only. However, nothing in this clause 6.7b(5) shall be interpreted as granting StorageTek an implied license to distribute FRUs that are or contain IBM Materials or other IBM Code not licensed under this Agreement.

                       (6) Sales or leases of Arctic Fox and Arctic Fox Upgrades, **

                       (7)    Sales of Non-RMM Devices,  **

                       (8) Use of Count Key Data Systems that are not Equipment or Devices by StorageTek or its Subsidiaries.

         6.8     ADDITIONAL STORAGETEK SALES

                 In the event that StorageTek or its Subsidiaries makes sales which are not within the scope of the sales enumerated in
                 Section 6.7, above, IBM shall nevertheless continue its
                 obligations for future  **  and  **   if the total units of
                 Product, Upgrades, Count Key Data Systems and Devices sold by StorageTek and its Subsidiaries, and not included under Section 6.7, above, in any consecutive ** period, does not exceed ** units; provided that under no circumstances shall any units of Product, Upgrades, Count Key Data Systems and Devices sold by StorageTek and its Subsidiaries pursuant to this Section 6.8,
                 include   **   . IBM will receive credit against the attainment
                 of its ** Volumes in an amount equal to two times the amount of Terabytes sold pursuant to this Section 6.8. For the purposes of determining the capacity that shall be so credited, ** will be used.





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                                       16

7.       PRICING & PAYMENT TERMS

         7.1 Prices charged to IBM by StorageTek for Products sold hereunder in 1996, 1997 and 1998 shall be as set forth in Attachment 1 to Exhibit 1 to this Agreement. These prices include necessary cables, software, packaging, packing and shipping materials and such other items (excluding manuals) as StorageTek currently includes in its Product shipments. Manuals normally included with Product shall also be included through September 31, 1996. Prior to such date the Parties will meet to discuss methods by which StorageTek could assist in preparing or having such manuals prepared at IBM's expense.

         7.2 Prices charged to IBM for Upgrades shall be as set forth in Attachment 3 to Exhibit 1 to this Agreement.

         7.3 In the case of Products or Upgrades manufactured by StorageTek in Europe, an additional charge equivalent to ** will be added by mutual agreement to the prices set forth in Attachments 1 and 3 to Exhibit 1, which charge initially shall
                 be  **   .

         7.4     Prices charged for Products in 1999 shall be as set forth in
                 Section 6.2.

         7.5     **   PRICE

                 Notwithstanding any other provisions in this Agreement, in no event will any price charged by StorageTek to IBM exceed ** Prices, as defined below:

                 a.    **

                 b.    **

                 c.    **

         7.6     RECOVERY PAYMENTS

                 a.    If IBM fails to purchase volumes from StorageTek equal
                       to its  **   Volumes  **   IBM will pay to StorageTek a
                       sum referred to herein as a Recovery Payment. This amount shall be calculated, ** . The amount of such
                       Recovery Payments shall be calculated at least  **   and
                       shall be based on **   (hereinafter "  **   Volumes").
                       If the parties cannot agree on such  **   Volumes, then
                       they shall resolve the dispute pursuant to Section 22. No later than the last day of such quarter, IBM will pay to StorageTek or StorageTek will pay to IBM the estimated net sum of any Recovery Payment due to the
                       other Party.   For  **   such  **   Recovery Payment
                       shall not be reconciled to actual volumes of





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                                       17
                       shipments and credits.  For **  such  **   Recovery
                       Payment shall  **   of the following year.  Such
                       Recovery Payment shall not exceed the sum of   **    in
                       any year.

                 b. Definition of IBM Total. As used in Appendices B and C of Attachment 2 to Exhibit 1 hereto, "IBM Total" shall
                       mean (1)  **   IBM volumes of all  **   sold by IBM  **
                       expressed in Terabytes, **   using the methodology that
                       is consistent with  **   then current outlook report for
                       ** or, if such data is not available, as otherwise mutually agreed; and (2) for ** , subject to
                       StorageTek's Audit Rights, the total  **   during such
                       year.

                 c.    1996.  The Recovery Payment for 1996 shall be  **

                 d.    1997-1998.   The Recovery Payment for 1997 and 1998
                       shall be  **

                 e.    1999.  The Recovery Payments, if any, for 1999 shall be
                       **

                 f. Notwithstanding anything to the contrary in this Section 7.6, in the event that StorageTek terminates this Agreement based on IBM's failure to purchase its ** Volumes or if IBM terminates this Agreement for convenience, then **

         7.7     FRU PRICES

                 Prices charged by StorageTek to IBM for new FRUs will be ** of such FRUs and the multiples set forth in Section 7.7a, below. For the purpose of this section and Section 15.4, cost shall be determined by using ** . The standard cost will be
                 reviewed  **   and any differences in cost will be adjusted in
                 the following period. Compliance with this section shall be subject to IBM's Audit Rights.

                 a.    Multiples for New FRUs.

                       (1)    During 1996 the multiple is  **

                       (2)    During the remaining term of this Agreement the
                              multiple is   **

                       (3) After the termination of this Agreement the multiple is **

                 b. FRU Rework. Prices for FRUs returned by IBM will be determined in accordance with Section 15.4.





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**     Confidential portions omitted and filed separately with the Securities and Exchange Commission under an application for confidential treatment.

         7.8     LOWEST COST SOURCING.

                 The Parties agree that it is in their mutual interest for StorageTek to obtain parts for new production and maintenance purposes at the lowest practicable cost. If IBM identifies a potential alternative source for any part, StorageTek will make a good faith reasonable effort to qualify the alternative. If such bid is comparable with the quality, terms and conditions and offers a better price compared to the then current source of such parts, and awarding such alternative source a supply contract pursuant to such bid does not adversely impact the terms of StorageTek's purchases of other parts from the then current source, then the lower cost will be used in determining prices to IBM for Equipment whether or not StorageTek actually obtains the part or parts from such alternative source.

         7.9     TAXES/DUTIES

                 The prices for Equipment supplied under this Agreement are exclusive of any customs charges and duties and sales, use, privilege, excise and similar taxes levied by the USA, foreign territories, or any other governmental entity on the Products, their export, import, shipment, purchase or sale. IBM shall pay and be responsible for the payment of any such taxes (excluding taxes based upon StorageTek's net income) or duties; and, to the extent legally required, StorageTek shall collect any applicable taxes unless IBM establishes its exemption therefrom. If StorageTek is required to pay any such taxes or duties, IBM will reimburse StorageTek pursuant to StorageTek's invoice.

                 IBM hereby represents to StorageTek that it is purchasing the Products hereunder for the purpose of resale, rent, lease or in-house use, and, if required by applicable law, IBM will furnish StorageTek with pertinent and valid sales and use tax exemption certificates.

         7.10    PAYMENT TERMS

                 a. StorageTek will invoice IBM for Equipment on or after the date on which such Equipment is Delivered. If any unit of Equipment is Delivered and is not suitable to be installed, then the Equipment shall not be considered as Delivered until such time that such Equipment is rendered suitable for installation. IBM or its designee will exercise reasonable efforts to install Equipment that it receives. IBM will promptly notify StorageTek when such Equipment is not suitable for installation.

                       Subject to Section 13.1k, payment terms will be the number of days from date of receipt of a correct invoice by IBM as shown in the following table:

                                  Invoice Date             Payment Term
                                                      |
                                  -------------------- -----------------------
                                  1996                |        ** days
                                  1997 or later       |        ** days

                 b. StorageTek's invoices must state the IBM purchase order number, description of the item(s) being invoiced, quantity shipped, ship date, unit price, total amount due and the remit-to address. StorageTek will mail or deliver invoices to the address indicated on the purchase order.

                 c. Payment of an invoice by IBM under IBM purchase order(s) will not be construed as and will not constitute an acceptance of Product failing to conform to specifications or agreed upon quality levels, nor will any payment to StorageTek be construed as or constitute a waiver of any of IBM's legal rights or remedies.

                 d. StorageTek will invoice, and IBM will pay, in US Dollars to the address listed on StorageTek's invoice. All payments will be made by wire transfer of immediately available funds.

         7.11    SNAPSHOT FEATURE

                 IBM will license the Snapshot Feature as set forth in the Description of Licensed Works for the license fees set forth in Attachment 3 to Exhibit 1 hereto.


8.       IBM SALES TO STORAGETEK

         8.1 StorageTek, in its sole discretion, may acquire Equipment from IBM ** . The prices for the first ** units of Products will be ** . The prices for all other units of Products will not exceed ** . The prices for Upgrades will not exceed ** . Such Equipment may be sold by StorageTek ** . Sales by IBM to StorageTek will be pursuant to ** with a one (1) day transit period, except that all Equipment supplied pursuant to this section by IBM to StorageTek shall be provided ** . Moreover, StorageTek shall not be subject to ** for such units.

         8.2 IBM agrees to sell StorageTek the Upgrades it reasonably requires to meet the ongoing remarketing obligations
                 StorageTek has as of the  **   with respect to  ** . The
                 prices for Upgrades ** which IBM will charge Storagetek shall be commercially reasonable and not exceed ** of IBM's
                 average selling price  **   but under no circumstance shall
                 such prices be any less than ** of the price charged to IBM by StorageTek per MB of Product as set forth in Section 7. Any such Upgrades, when





- -----------------------------------

** Confidential portions omitted and filed separately with the Securities and Exchange Commission under an application for confidential treatment.

                 purchased by IBM from StorageTek, will be counted as IBM's volumes in calculating IBM's attainment of its ** , and will not be subject to the limitations of Section 6.3, and will be counted in addition to the Qualified Upgrades.


9.       QUALITY

         9.1     MANUFACTURING TESTING

                 Prior to Delivery, StorageTek shall conduct a mutually agreed-upon preshipment manufacturing test at its plant on each unit of Equipment. Notwithstanding such preshipment manufacturing testing, all Equipment must conform to the Specifications. StorageTek will provide IBM on a quarterly basis with a complete, summarized record of inspection and tests performed on each unit of Equipment during the term of the Agreement. Detailed records of inspection and tests (in manual and electronic form) performed for each unit of Equipment shall also be kept by StorageTek for three (3) years. Upon IBM's request, StorageTek will provide IBM with access to an electronic copy of the specific test results for each unit of Equipment within two (2) business days after receipt of such request.

                 IBM's representative may, if it so requests and at its sole expense, witness the preshipment tests carried out by StorageTek, provided such request is made at least three (3) days prior to the scheduled Delivery of the items being tested. Any such observation by IBM shall be subject to StorageTek's reasonable safety and security rules and shall be conducted to the extent feasible on a noninterference basis.

                 IBM may also conduct its own testing to the extent feasible on a non- interference basis either at StorageTek's plant, its own facilities or IBM's customers' facilities, at IBM's own expense, to confirm that the Equipment meets the Specifications. Any testing performed at StorageTek's plant shall be subject to StorageTek's reasonable safety and security rules.

         9.2     ENGINEERING CHANGES

                 a. Mandatory Engineering Changes. If changes that may affect the form, fit, function, interface, reliability or serviceability of the Equipment (including interchangeability with previously purchased FRUs) are required in order to make the Equipment sold hereunder conform to the Specifications ("Mandatory Engineering Changes"), StorageTek shall first obtain IBM's approval. If it is mutually agreed that the change is to be made, StorageTek shall make the changes at no charge to IBM in all units of Equipment which are not yet delivered to IBM. If such changes are required to make delivered units of Equipment conform to those Specifications, they shall be supplied in the form of mandatory field change kits at no charge to IBM in accordance with the procedure set forth below.

                       IBM shall supply labor to install, subject to Section 9.3h, all Mandatory Engineering Changes in delivered units of Equipment.

                       Field change kits resulting from Mandatory Engineering Changes described above will be administered as follows:

                       (1) StorageTek will promptly send an engineering change notice (ECN) to IBM prior to Delivery of the first shipment of Equipment that contains a Mandatory Engineering Change. IBM shall issue a no-charge purchase order for all mandatory field change kits that IBM desires. Such kits and any Equipment returned which are covered by the Mandatory ECNs shall be shipped freight prepaid by StorageTek, at no charge to IBM.

                       (2) StorageTek will ship the mandatory field change kits according to the schedule that is set forth in clause (4), below, and issue a no-charge invoice to IBM for all parts ordered and shipped as a part of the mandatory field change kits.

                       (3) Subject to the terms of Section 15.3, IBM will use reasonable efforts to see that repairable parts (displaced by field change kits) from Equipment are packaged separately from other parts returned. IBM will send Products to StorageTek, freight prepaid, and Upgrades and FRUs, freight collect.

                       (4) For each Mandatory Engineering Change the parties will agree upon an appropriate round- robin process for distributing field change kits to the field and securing the return of displaced FRUs for rework by StorageTek.

                 b. Emergency Engineering Changes. Notwithstanding Section 9.2a, above, StorageTek may issue any engineering change necessary to remedy an Equipment-down situation at a customer of IBM or to make any unit of the Equipment safe (an "Emergency Engineering Change") upon notice to IBM but without any prior evaluation or approval by IBM; provided, however, that StorageTek agrees to follow the procedures as set forth in Section 9.2a in order to implement a permanent solution to resolve the safety or down situation that arose precipitating the need for the engineering change.

                       As to any affected Equipment from time to time in IBM's inventory or control, or already accepted by IBM, IBM shall use reasonable efforts to promptly accomplish the installation of such Emergency Engineering Change. In the event of installation of Emergency Engineering Changes by IBM hereunder, StorageTek shall implement a corrective action plan, including the provision of information, materials, tools and parts necessary to effect the installation of such Emergency Engineering Changes on the affected Equipment (all without cost to IBM), subject to Section 9.3h.

                 c. Optional Engineering Changes. In addition to Mandatory Engineering Changes, it is recognized by the Parties that there may be optional changes requested by either IBM or StorageTek, which are not required to make the units of Equipment conform to the Specifications. The cost of implementing such changes (including kits and labor) on delivered Equipment shall be divided between the parties as they mutually agree. StorageTek will deliver field change kits for such changes to IBM, as specified in IBM's purchase order, which purchase order shall be given by IBM to StorageTek within such time period as the Parties shall mutually agree.

                 d. Procedures Regarding Proposed Engineering Changes. In connection with any engineering changes proposed pursuant to Section 9.2a, above, StorageTek will forward to IBM, at IBM's request, a minimum of two (2) samples of each such proposed engineering change, as well as the details of any proposed change, to enable IBM to determine whether to approve such change, including:

                       (1) the effect of the change on the form, fit, function, interface, reliability or serviceability of the Equipment;

                       (2) StorageTek's reference number for the proposed change;

                       (3) StorageTek's identification of the item to be changed and whether any items should be returned;

                       (4) description of and reason for the change with sufficient engineering detail and applicable validation data, as endorsed by StorageTek's quality control process, to enable the proposal to be assessed;

                       (5) the date and, if available at the time, StorageTek's serial number from which StorageTek proposes to implement the change;

                       (6) whether retroactive action is proposed and, if so, the details of any necessary field action and the initial availability of FRUs (on Engineering Changes, StorageTek will advise IBM about the effect on (a) outstanding orders for Equipment;
                              (b) units of Equipment which are at the time of such proposed change in for repair or replacement; and (c) the next batch of units of Equipment to be delivered from StorageTek's plant on which the Engineering Change should be implemented);

                       (7) intended alterations to FRUs, documentation, tools and other relevant material supplied or to be supplied to IBM; and

                       (8) whether any parts will become obsolete as a result of the change.

                       Except for any Emergency Engineering Changes, StorageTek is required to obtain IBM's prior written approval for each Engineering Change before StorageTek's implementation of the same.

                 e. Revalidation. Upon implementation of each engineering change, StorageTek agrees to perform revalidation testing at no charge to IBM to ensure that the Equipment so changed meets the Specifications.

                 f. Obsolete Upgrades and FRUs. If StorageTek makes any Mandatory, Emergency or StorageTek-initiated Engineering Change which renders any Upgrades and FRUs obsolete (i.e., unusable), StorageTek shall replace the obsolete Upgrades and FRUs at no charge to IBM in accordance with
                       the procedures set forth in Section 9.2a, above.   No
                       returns are authorized for field change kits that are requested as a result of an optional IBM- initiated engineering change which renders any Upgrade or FRU obsolete.

         9.3     QUALITY LEVELS

                       a. RAS Criteria. StorageTek shall maintain (i) throughout the term of this Agreement, and (ii) for a period of ** after the date of last Delivery of each type of Product (provided IBM pays for the Product Engineering Services unless it is not required to do so and StorageTek is still providing Product Engineering Services for its own distribution of Equipment or Devices); the following reliability, availability and service ("RAS") levels for the Products:

                            SERVICE CALL CALCULATION

                                                            Effective
                              RAS Criteria                     Date        Iceberg   Kodiak
                              ------------                  -----------    -------   ------
                              Service Call Rate                **             **      **
                              Guardband                                       **      **

                       For measuring Service Calls, the calculation of a Machine Month is based on the use of a 180 GB and 360 GB machine configuration for Iceberg and Kodiak, respectively.





- -----------------------------------

** Confidential portions omitted and filed separately with the Securities and Exchange Commission under an application for confidential treatment.

                           IMPACT ERROR CALCULATION

- -------------------------------------------------------------------------------------------------------
                                                  IMPACT ERRORS
- --------------------------------------------------------------------------------------------------------
                         **          **           **           **           **          **           **
- --------------------------------------------------------------------------------------------------------
 ICEBERG                 --                       **           **           **           **          **
- --------------------------------------------------------------------------------------------------------
 KODIAK                  --          --           **           **           **           **          **
- --------------------------------------------------------------------------------------------------------
 GUARDBAND               --          **           **           **           **           **          **
- --------------------------------------------------------------------------------------------------------


                       Such rates will be calculated based on the total number of Impact Errors that occur during a calendar quarter divided by the total number of Machine Months during said quarter for Iceberg and Kodiak, respectively.

EXAMPLE:


- --------------------------------------------------------------------------------------------------------
                                 OCTOBER              NOVEMBER             DECEMBER               TOTAL
- --------------------------------------------------------------------------------------------------------
End of Month
- --------------------------------------------------------------------------------------------------------

   Install Base                  **                   **                    **                    **
- --------------------------------------------------------------------------------------------------------

   Impact Errors                 **                   **                    **                    **
- --------------------------------------------------------------------------------------------------------


- --------------------------------------------------------------------------------------------------------

   Failure Rate                                                                                   **
- --------------------------------------------------------------------------------------------------------



                       Impact Error measurements for Kodiak will not count toward any criteria until the earlier of: (i) the first quarter in which ** units of Kodiak have been installed by IBM, or (ii) the second quarter of 1997, provided that at least ** units have been installed by IBM as of the last day of such quarter.

                       Impact Error measurements for Iceberg will not count toward any criteria until ** units of Iceberg have been installed by IBM.

                       The RAS measurements shall exclude impacts or failures of Products where a microcode or engineering change is available which, if installed, would have prevented the impact or failure from occurring; provided, however, that such microcode or engineering change was made available by StorageTek for





- -----------------------------------

** Confidential portions omitted and filed separately with the Securities and Exchange Commission under an application for confidential treatment.

                       installation pursuant to a nonemergency (i.e., generally distributed) engineering change at least three (3) months prior to the date of an Impact Error or Service Call. The RAS measurements will exclude any Impact Errors and Service Calls that arise from ** concurrent Drive failures in the same array, and any Service Calls and Impact Errors for units of Iceberg and Kodiak installed as part of the ESP, as defined in the SOW.

                       For the first ninety (90) days following the availability of a Major Enhancement, IBM will exercise reasonable efforts to install within 30 days engineering changes that StorageTek designates as "critical."

                       Calculations of the actual Service Call Rate and Error Rate will be made based on U.S. installations only.

                 b. Error Free Installation Criteria. StorageTek shall maintain a ** Error Free Installation rate for Products and Upgrades (separately calculated) until the date on which IBM no longer markets Products and Upgrades. These measurements will be calculated separately for Products and Upgrades. This rate assumes that an average IBM-customer subsystem installation is comprised of an Iceberg subsystem, or a Kodiak control unit and one connecting storage cabinet. If the average IBM-customer installation for the Kodiak Product involves more than one connecting storage cabinet, then the ** rate for Kodiak will be reduced by ** for each connecting storage cabinet in calculating such average.

                 c. Levels for Future Functions. Features or functions added after the initial shipment in volume of Iceberg and Kodiak will be measured against specific reliability, availability and service criteria that is to be documented and addressed in each applicable product development plan and related specification for the future feature or function, but in any event they must meet the Iceberg and Kodiak criterion as specified herein.

                 d. Guardband. StorageTek shall not be considered to be failing to meet the criterion unless the percentage by which IBM's actual measurements exceeds the criterion is at least higher than the Guardband percentage set forth above in Section 9.3a for Service Calls or Impact Errors.

                 e. Action Plan. If StorageTek fails to meet the Service Call Rate, Impact Error Rate, or Error Free Installation Rate, then StorageTek shall promptly investigate the cause of the failures, and generate and provide to IBM within ten (10) days a root cause failure analysis that describes the cause of the failures. StorageTek will promptly develop and implement an action plan acceptable to IBM to resolve such failures, which plan shall include remedies for failure to





- -----------------------------------

** Confidential portions omitted and filed separately with the Securities and Exchange Commission under an application for confidential treatment.

                       meet the Service Call Rate, Impact Error Rate, or Error Free Installation Rate in such action plan.

                       StorageTek shall provide all support necessary to meet an agreed upon repair turnaround time that is established in the action plan to maintain IBM's customers' satisfaction. StorageTek's plan may include, but is not limited to increased repair capacity (i.e., labor, equipment, facilities); expedited freight; and providing new, repaired and/or upgraded buffer stock to IBM's stocking locations, distributors and customer sites.

                 f. Price Reduction for FRU Costs. StorageTek shall provide a price reduction to IBM ** after the date of last Delivery of each type of Products in an amount that is equal to ** ("Excess FRU Cost"). The calculation of this price reduction shall specifically exclude ** .
                       The price reduction provided hereunder may  **  .   Any
                       claim to such price reduction will be deemed waived if
                       not made by IBM no later than  **   days after the  **
                       in which such Excess FRU Cost occurred.

                 g. Reporting of FRU Consumption. IBM will provide a quarterly report to StorageTek that summarizes IBM-reported fault symptom information for the consumption of FRUs in repair actions that are undertaken by IBM in the United States. The summarized information in this report will be adjusted by IBM to exclude those items which qualify as Cost Exclusions. This information is considered to be IBM confidential, and StorageTek agrees to keep such information confidential under the terms of the Agreement for Exchange of Confidential Information between the Parties.

                 h. Credit for Labor Costs. The target for labor required for repair actions (including ** during a Machine Month. StorageTek shall provide a credit to IBM ** after the date of last Delivery of Product, upon StorageTek's receipt of appropriate supporting documentation, for average labor costs per Machine Month incurred by IBM in connection with repair actions that are in excess of ** of that ** target ("Excess Labor Cost"). The amount of this credit will be calculated by multiplying the number of hours in excess of ** of that ** target by a rate of ** per hour. In the event that IBM incurs labor costs in excess of ** of that ** target ** . The calculation of Excess Labor Cost will be based on ** . The credit provided hereunder may ** . Any claim to such credit will be deemed waived if not made by IBM no later than **
                       days after the  **   in which such Excess Labor Cost
                       occurred.

                 i. Attainment. The RAS criteria will be separately calculated and applied to Iceberg and Kodiak. If StorageTek fails to meet the established RAS criteria





- -----------------------------------

** Confidential portions omitted and filed separately with the Securities and Exchange Commission under an application for confidential treatment.

                       for Service Calls or Impact Error rates set forth in
                       Section 9.3a for Iceberg and Kodiak in any calendar quarter (after taking into consideration the applicable Guardbands), then StorageTek shall be given until the end of the next succeeding quarter to implement the action plan described in Section 9.3e, above.

                       If the RAS criteria is missed again during such next quarter, then **

                        **

         9.4     QUALITY ASSURANCE

                 StorageTek shall maintain at its sole cost and expense an effective quality control system to maintain under continuous control the entire process of design, manufacture and FRU repairs, including the packaging and shipping of Equipment. This system shall include checks to verify that all requirements of the Specifications are satisfied.

                 StorageTek is responsible to insure that workmanship, construction and other standards specified by this system satisfy the requirements of the Specifications. StorageTek's quality assurance shall be applied in a manner that will maintain a consistent level of quality. StorageTek's quality control procedures and instructions shall be made available to StorageTek's employees, agents, contractors and subcontractors, and to IBM, at the place of manufacture.

                 Upon request, IBM may conduct inspections on a non-interference basis at StorageTek's manufacturing and repair plants at any time during normal working hours provided that, within 24 hours if an emergency situation exists or at least three (3) days under non-emergency situations, prior written notice is given by IBM. StorageTek will use reasonable efforts to accommodate visits on shorter notice. Such inspection may, at IBM's option, include the witnessing of tests and inspection of Equipment, whether completed or not. StorageTek will promptly take appropriate corrective action with regard to any deficiencies found by IBM and reasonably agreed to by StorageTek.

         9.5     ISO 9000 CERTIFICATION AND USE OF SUBCONTRACTORS

                 StorageTek shall maintain ISO 9000 certification, and use statistical process control systems to monitor quality, for its manufacturing and development processes for Equipment supplied to IBM during the term of the Agreement.

                 StorageTek shall ensure that its subcontractors that are involved with the manufacturing and development of Equipment shall maintain ISO 9000 certification,





__________________________________

** Confidential portions omitted and filed separately with the Securities and Exchange Commission under an application for confidential treatment.

                 and use similar statistical process control systems to monitor quality. StorageTek shall also ensure that its suppliers who provide parts, assemblies or subassemblies that are used in the manufacturing and development of Equipment shall maintain ISO 9000 certification or use reasonable process control systems to monitor quality.

                 It is the sole responsibility of StorageTek to select and manage its suppliers. StorageTek will make available to IBM, upon request, a list of all suppliers that are used to supply parts or components in StorageTek's manufacturing process for Equipment. StorageTek agrees to use its best efforts to notify IBM of any additions or changes made in its suppliers. If IBM reasonably determines that there is a supplier that may be of concern to it, then StorageTek shall develop and implement a mutually agreeable plan to address IBM's concerns.

                 StorageTek shall provide, upon written request by IBM, all information pertaining to the measurements of quality that are made for Equipment, and generated or derived from StorageTek's statistical process control systems.

                 StorageTek is solely responsible for the quality of Equipment supplied to IBM. Review and approval by IBM of StorageTek's or any of its subcontractor's quality process systems does not relieve StorageTek of this responsibility.

                 StorageTek agrees to notify IBM of any planned significant changes that may adversely affect its manufacturing processes or could adversely affect the form, fit, function, quality, reliability, serviceability or safety of the Equipment to be supplied to IBM no later than ninety (90) days before planned implementation.


10.  PRODUCT LEAD TIMES AND FORECAST

          10.1 IBM will provide a monthly build forecast to StorageTek for a ** period (or a period equal to the remaining term of this Agreement if less than ** ). The current quarter forecast will be broken down by week and by Delivery location.
                 Volumes, specified in units of Product and Upgrades by Delivery location, for the quarter following the then-current quarter will be established and provided to StorageTek no later than ** prior to the start of any given quarter. At such time, the forecast for the upcoming quarter will be binding, subject to the quarterly volume modifications referred to in Sections 10.2 and 10.3. Except as otherwise provided in the preceding sentence, volume forecasts are provided as good faith estimates of IBM's anticipated requirements for Products and Upgrades for the periods indicated based on current market conditions and do not constitute commitments to purchase any fixed quantity of Products.


- ----------------------------------

** Confidential portions omitted and filed separately with the Securities and Exchange Commission under an application for confidential treatment.

          10.2 StorageTek agrees to supply, and IBM agrees to take Delivery of, during any current quarter, and to pay in accordance with
                 Section 7, above, for not less than the Minimum Percentage (as shown in the table below) of the units forecasted as of the date the volumes became binding as provided in Section 10.1. StorageTek agrees to use the Remainder Percentage (as shown in the table below) to satisfy the next quarter's orders. StorageTek will hold additional units in excess of the Remainder Percentage provided that IBM purchases and pays for such additional units. Any units of inventory not required under this section to be purchased and delivered in the then-current quarter will be applied to and delivered to fulfill the next-following quarter's volume requirements before any new orders for such next-following quarter are fulfilled.

                                                1996   1Q-3Q 1997   4Q 1997-end
                                                ----   ----------   -----------
                       Minimum Percentage        **        **           **
                       Remainder Percentage      **        **           **

                 With ** prior written notice, IBM may elect to adjust the flexibility for ** to correspond to the other elements of the above table, as well as the Maximum Percentage described for the same quarters in Section 10.3, below, by changing the payment terms set forth for those quarters in Section 7.10 from 45 to 30 days.

                 Initial purchases of Iceberg Product shall exclusively be ** until such time as IBM has purchased up to **

         10.3 IBM may also require StorageTek to deliver during the current quarter, for which IBM shall pay in accordance with Section 7, above, up to the Maximum Percentage as shown in the table below of the units forecasted as of date the volumes became binding as provided in Section 10.1, except as adjusted as set forth in the penultimate paragraph of Section 10.2, above.

                                              Q4 1996  1Q-3Q 1997  4Q 1997-end
                                              -------  ----------  -----------
                       Maximum Percentage       **         **          **





- -----------------------------------

** Confidential portions omitted and filed separately with the Securities and Exchange Commission under an application for confidential treatment.

         10.4    CURRENT QUARTER

                 Subject to Sections 10.2 and 10.3, in order to assist StorageTek in planning its manufacturing operations, IBM will provide modifications to the previously submitted weekly schedules in the current forecast, as follows:

                             FLEXIBILITY                   NOTICE REQUIRED
                               TARGET               (in days from anticipated
                                                           Delivery date)
                             -----------            -------------------------
                               +/- **                        within **
                               +/- **                        within **
                               +/- **                        within **
                               +/- **                        within **
                               +/- **                        within **
                               +/- **                        beyond **

               All volume increases will be allowable per the matrix above up to StorageTek's maximum capacity. StorageTek's initial maximum capacity is stated in the following table:

                  CAPACITY IN UNITS OF PRODUCT PER WEEK, FOR:

                                              Iceberg              Kodiak
                                              -------              ------
                               1996             **        |          **
                               1997             **        |          **
                               1998             **        |          **

                 Upon mutual agreement, StorageTek will add additional capacity if IBM increases its forecasted volumes beyond the current maximum capacity with at least six months' prior written notice to StorageTek. StorageTek agrees to use reasonable efforts to accommodate variations greater than those stated above, including but not limited to accepting assistance from IBM.

         10.5    STORAGETEK'S CAPACITY/ALLOCATION

                 a. StorageTek expressly represents that StorageTek has, as of the Effective Date of this Agreement, and will maintain throughout the term of this Agreement, adequate product and manufacturing capacity to fulfill in a timely fashion all its existing contractual commitments as well as the quantities committed to in this Agreement by IBM (when taking into account Section 10.4) and any


- -----------------------------------

** Confidential portions omitted and filed separately with the Securities and Exchange Commission under an application for confidential treatment.

                       commitments StorageTek subsequently enters into, without allocation of production among its customers. However, if StorageTek is unable to meet its Delivery commitments and must allocate its capacity, inventory, test equipment, resources, use of personnel, parts, components, supplier resources and capabilities, etc., that are used to produce Equipment, then StorageTek agrees to:

                       (1)    act in good faith; and

                       (2) allocate its capacity, supplier resources and capabilities, inventory, test equipment, resources, use of personnel, parts, components, and available supply of Equipment to fill orders for IBM in the following order of priorities:

                               (i)  **  ; and

                              (ii)  **

                 b. StorageTek will allocate parts, components and materials in accordance with the following priorities:

                       (1)    Code A FRUs order/requirements are filled first;
                              and

                       (2) then a fair allocation between manufacturing orders and nonemergency maintenance parts order/requirements.


         11.     PURCHASE ORDERS, ALTERATIONS & RESCHEDULING

         11.1 IBM may submit purchase orders at any time; provided, however, that subject to Section 11.6, any order shall be binding on both Parties if such order is within the forecast range set forth in Sections 10.2 and 10.3, and is submitted not less than ten (10) business days before IBM's requested date of Delivery. IBM may request that StorageTek deliver in fewer than ten (10) business days and StorageTek may agree to do so.

         11.2 This Agreement does not constitute a purchase order. IBM may issue purchase orders from time to time during the term of this Agreement in either electronic (EDI) or written form. Authorization to StorageTek to perform any work or produce any Equipment under this Agreement will be through IBM purchase orders only. Alterations to the quantity, delivery date, engineering level, or other items on purchase orders may be made by IBM from time to time, subject to StorageTek's


- -----------------------------------

** Confidential portions omitted and filed separately with the Securities and Exchange Commission under an application for confidential treatment.

                 agreement. Purchase orders will be considered noncancelable within ten (10) days of the scheduled Delivery date.

         11.3 IBM shall submit its purchase orders to StorageTek at the address set forth in the Notices section of this Agreement. IBM's purchase orders will include:

                 a. IBM's part, model or feature numbers, configuration and description of Equipment;

                 b.    quantity required;

                 c.    unit or item price and total order price;

                 d.    required delivery date(s);

                 e. delivery instructions (including a carrier who will accept delivery at StorageTek's address); and

                 f.    reference to this Agreement.

                 Unless otherwise specifically agreed to in writing, additional terms and conditions on IBM's purchase orders or on StorageTek's acknowledgment, whether in conflict with this Agreement or not, are superseded hereby and are of no force and effect.

         11.4 StorageTek agrees to accept conforming IBM purchase orders and to manufacture, supply and Deliver Equipment in accordance with the terms and conditions of this Agreement. StorageTek agrees to provide written acknowledgment of IBM's purchase orders within two (2) days, for volumes within IBM's forecast, or within five (5) days, for volumes in excess of IBM's forecast, as measured from StorageTek's actual receipt of the purchase order (without regard to the Notices section of this agreement, except for EDI) which purchase order may be made verbally and/or in advance of StorageTek's receipt of a hard copy confirming such order. If StorageTek's acknowledgment is not received by IBM within the two (2) or five (5) day period, as described above, from the date of receipt of the purchase order from IBM, then the purchase order, including the requested delivery date(s) will be deemed to be accepted by StorageTek. StorageTek may not reject any IBM purchase order that conforms to the requirements of this Agreement and covers quantities forecasted by IBM, as described in Section 10.

         11.5 Orders for FRUs needed on a "Code A" basis (i.e., emergency-customer down) will be shipped by StorageTek within twenty-four (24) hours at a price not to exceed the lesser of ** of the price in Exhibit 5 or such price plus ** , with IBM designating





- -----------------------------------

** Confidential portions omitted and filed separately with the Securities and Exchange Commission under an application for confidential treatment.

                 the carrier and being responsible for freight and insurance costs. However, IBM will not pay any premium (i.e. pay only 100%) for Code A FRUs necessitated because StorageTek has failed to deliver nonemergency FRU orders within the lead times set forth in Exhibit 5.

         11.6 IBM may cancel purchase order(s) or any portions thereof for any reason by notifying StorageTek in writing at least ten
                 (10) days prior to the scheduled Delivery date. Cancellation will be effective upon StorageTek's receipt of the written cancellation notice from IBM. StorageTek will immediately cease building such units for the affected purchase order(s) in accordance with the cancellation notice. IBM will have no liability for canceled purchase orders other than as set forth in Section 10.2, and, if applicable, any Recovery Payment as described in Section 7.6 hereof.

         11.7 If for any reason StorageTek is unable to Deliver as required by accepted IBM purchase order(s), and fails to correct such inability within ** of such failure, IBM will have the right to cancel such purchase order(s) or portions thereof by notifying StorageTek in writing. If IBM cancels purchase orders under this Section 11.7, IBM's only obligation will be to pay for Products or Upgrades already delivered at the time of IBM's cancellation notice ** .

         11.8 Due to ongoing and unpredictable market conditions, StorageTek agrees to permit IBM, upon written notice to StorageTek, to require StorageTek to reconfigure units of Products and Upgrades as follows:

                 a. Configuration changes that do not change a unit model number may be made without additional cost until ** before scheduled Delivery; and

                 b. Any other configuration changes may be made at any time (including Product and Upgrades that require reconfiguration after Delivery) and such configuration changes will be ** . StorageTek and IBM will agree in advance on a schedule of lead times and costs that will apply to such configurations.

         11.9 Subject to Section 10, IBM may reschedule purchase order(s) or any portions thereof for any reason by notifying StorageTek in writing at least ** prior to the Delivery Date specified on the purchase order(s).

         11.10 For the last quarter of this Agreement, the purchase orders submitted by IBM to StorageTek shall be noncancelable unless StorageTek is manufacturing Devices.

         11.11 Products and Upgrades that are supplied to IBM hereunder will consist of new parts and components. FRUs that IBM returns will be reworked by StorageTek to an equivalent-to-new reliability level. Such reworked FRUs will not be used in any new


- -----------------------------------

** Confidential portions omitted and filed separately with the Securities and Exchange Commission under an application for confidential treatment.

                 Products or Upgrades Delivered to IBM hereunder, but may instead be returned to IBM as reworked FRUs.


12.      CONSIGNMENT

         12.1 IBM will consign certain disk drives ("Drives") to StorageTek for use in Equipment. Drives supplied by IBM to StorageTek shall only be used by StorageTek to build Equipment for IBM and shall remain the property of IBM.

         12.2 StorageTek agrees to sign and adhere to the terms and conditions of the IBM Consignment Agreement, attached hereto as Exhibit 4, provided, however, that the terms of this
                 Section 12 prevail over those of Exhibit 4.

         12.3 IBM agrees to consign Drives to StorageTek in accordance with a mutually agreed Profile based on at least a five-day buffer ahead of StorageTek's build cycle, and including a yield factor based upon the previous quarter's experience and calculated using a mutually agreed formula. Any Drives, or other IBM-supplied parts and components, that are not used by StorageTek due to integration fall-out will be returned to IBM within ten (10) days after such fall-out.

         12.4 If IBM fails to provide consigned Drives to StorageTek in accordance with Section 12.3, and StorageTek's manufacturing line is down such that StorageTek cannot meet its Delivery dates to IBM, then StorageTek will agree, per Section 10.2, to hold up to ** , as the case may be, of such undelivered and forecasted Products and Upgrades, without Drives, in inventory for up to ** . If the amount of such Products and Upgrades held in inventory exceeds ** of the forecasted volumes then StorageTek will notify IBM, and IBM will ** .

         12.5 If IBM Drives are not available for an extended period of time, IBM may request assistance from StorageTek in securing drives from other drive manufacturers in lieu of using IBM Drives. StorageTek agrees, on a best effort basis, to assist in securing the most cost effective, high quality alternative, and with the agreement of IBM, to take the steps necessary to integrate such drives into the Product. In such event, the parties will agree in advance on an equitable division of StorageTek's cost of securing, qualifying and integrating such drives, including any cost relating to inventory or required firm purchase commitments even if such substitution is only temporary in nature.

         12.6 StorageTek agrees to return to IBM freight collect any IBM consigned Drives in StorageTek's inventory, within five (5) days of receipt of IBM's written (or EDI) request.


- -----------------------------------

** Confidential portions omitted and filed separately with the Securities and Exchange Commission under an application for confidential treatment.

13.      DELIVERY

         13.1    ON-TIME DELIVERY

                 a. StorageTek shall use its best efforts to ensure that every scheduled Delivery date is met. StorageTek must notify IBM in advance if a scheduled Delivery date will not be met. StorageTek will make every reasonable effort at its expense to ensure the earliest possible Delivery date and quantities for late Equipment, including, but not limited to, overtime and expedite charges. "On schedule" means ** . Unless delay is caused by IBM's delay in its supply of Drives or IBM-supplied parts and components, StorageTek will arrange for premium transportation and pay, at StorageTek's sole cost and expense, for the difference between normal transportation and such premium transportation, including, but not limited to, air transportation and expedited freight charges. StorageTek also agrees to provide, at IBM's request, an action plan to correct late shipments and to resolve any Delivery problems.

                 b. If, during any ** period, StorageTek fails, on a one-time basis only, to Deliver more than ** , but not more than ** , of the units of Equipment that are scheduled for Delivery in a calendar month by their scheduled Delivery dates, then StorageTek shall be required to expedite shipment of such units in
                       accordance with Section 13.1.    **   .

                 c. If StorageTek fails to Deliver more than ** of the units of Equipment that are scheduled for Delivery by their scheduled Delivery dates in the next following month, and except for Volumes subject to the one time
                       per  **  provision defined in 13.1b, above, then   **  .

                 d.    If, in the month following any month in which a  **
                       adjustment was credited to   **   Volumes under this
                       Section 13.1, StorageTek fails to Deliver more than ** of the units of Equipment that are scheduled for Delivery by their scheduled Delivery dates, then ** .

                 e. If, in the next following month, StorageTek fails to Deliver more than ** of the units of Equipment that are scheduled for Delivery by their scheduled Delivery dates, ** .

                 f. If, in the next following month, and for each additional consecutive month, StorageTek fails to Deliver more than ** of the units of Equipment that are scheduled for Delivery by their scheduled Delivery dates, then ** .


- -----------------------------------

** Confidential portions omitted and filed separately with the Securities and Exchange Commission under an application for confidential treatment.

                 g. Notwithstanding anything to the contrary in this Section, and in lieu of credits provided in other paragraphs of this Section, if, in any calendar month, and subject to Section 13.1b. above, StorageTek fails to Deliver more than ** of the units of Equipment that are scheduled for Delivery by their scheduled Delivery dates, then ** .

                 h.    **

                 i. Notwithstanding anything to the contrary in this Section, units of Equipment which StorageTek fails to Deliver by the Delivery date will not be counted as failures to Deliver if StorageTek causes such units to be delivered to IBM customers by the delivery date IBM has committed to such customers (the "Commit Date"). IBM will notify StorageTek in writing of each unit of Equipment which fails to arrive by the Commit Date within ten (10) business days after StorageTek notifies IBM that such shipment was expedited.

                 j.     **

                 k. If StorageTek fails to deliver to IBM more than ** of the units of Equipment scheduled for Delivery by the scheduled Delivery dates in a month, for ** consecutive calendar months then the payment terms in
                       Section 7.10a will be immediately extended to ** days until ** after the first month in which StorageTek Delivers ** or more of Equipment on its scheduled Delivery date.

                 l. IBM expressly reserves the right to assert that any failure to ship Equipment on a timely basis, including, but not limited to, failures for which volume adjustments are provided for in this section, could constitute a material breach of StorageTek's obligations under this Agreement.

         13.2    CARRIER

                 It is understood and agreed that IBM shall make all arrangements for shipments of the Equipment. It shall be the responsibility of IBM, at its own expense, to supply StorageTek with detailed documentation and instructions and all necessary export licenses, customs declarations and certificates in properly executed form required for successful shipment of Equipment from the Manufacturing Site and entry into foreign territories. StorageTek shall notify IBM when Equipment is ready for shipment from StorageTek's plant. IBM will pay all shipping and transportation charges directly to the carrier or freight forwarder as long as shipped in accordance with IBM's routing instructions. If IBM requests that StorageTek arrange shipping, IBM shall reimburse StorageTek for the shipping charges pursuant to StorageTek's invoice. In no event will IBM reimburse StorageTek for, or pay any C.O.D. charges, should StorageTek





- -----------------------------------

** Confidential portions omitted and filed separately with the Securities and Exchange Commission under an application for confidential treatment.

                 ship by another carrier without prior IBM approval. If StorageTek ships using other than an IBM- approved carrier, StorageTek is responsible for any incremental increase in freight charges.

         13.3    TITLE/RISK OF LOSS

                 Title to Equipment and risk of loss shall pass to IBM at StorageTek's plant of manufacture loading dock. [F.O.B. by UCC/ExWorks by INCOTERMS]; provided, however, that notwithstanding anything to the contrary in this Agreement title to all Licensed Works will remain with StorageTek, except as provided in the IDA and its related Attachments. All claims for shipping damage shall be resolved between IBM, carriers or freight forwarders handling the Equipment and the insurance companies and agents responsible for adjusting such claims, and StorageTek shall have no responsibility with respect thereto. However, at IBM's request, StorageTek agrees to cooperate reasonably with IBM in filing and settling such claims.

         13.4    PACKAGING

                 StorageTek will package each unit of Equipment according to an agreed-upon Specification for packaging. The prices for Equipment include all packaging costs.


14.      EQUIPMENT WARRANTY

         14.1 StorageTek warrants that units of Equipment (excluding Drives and nonserialized FRUs) that are to be provided to IBM hereunder conform to the Specifications and are and shall remain free from defects in materials and workmanship, for the time periods specified in this Section 14.1.

                 a. The warranty period for each unit of Products and Upgrades shall be ** after the earlier of:

                       (1)     **

                       (2)     **

                 b. StorageTek will serialize the FRUs identified as serialized on Exhibit 5, and as to those FRUs the warranty period shall be ** after the earlier of:

                       (1)     **

                       (2)     **





- -----------------------------------

** Confidential portions omitted and filed separately with the Securities and Exchange Commission under an application for confidential treatment.

         14.2 All warranties provided by StorageTek to IBM hereunder shall survive any inspection, delivery, acceptance and payment and shall not be affected by the fact that IBM has resold, rented or leased units of Equipment to others.

         14.3 IBM will maintain failure records for Products and Upgrades to the same extent as IBM maintains such records for similar high-end direct access storage device products marketed by it. If IBM believes failures for a given serial number unit of Equipment warrants replacement, IBM may request and StorageTek may agree to replace the same at no cost to IBM. StorageTek's agreement will not unreasonably be withheld. In order to improve Equipment quality and minimize costs, StorageTek may request relevant information from the data which IBM retains regarding failure by machine serial number. IBM may agree to provide such information to StorageTek. Such agreement will not be unreasonably withheld.

         14.4 StorageTek's liability under warranty pursuant to Section 14.1 is limited to: Delivery to the IBM regional stocking locations specified by IBM of retrofit kits (containing FRUs) with installation instructions (at no charge to IBM) as necessary to make Equipment conform to the Specifications, or otherwise be free from defects in materials and workmanship; or repair or replacement, at StorageTek's option, without cost to IBM, of the defective Equipment. IBM will use reasonable efforts to resolve customer issues through use of FRUs or retrofit kits before requesting repair or replacement of the defective Product or Upgrade. Labor to remove defective FRUs and install replacement FRUs under this warranty shall be supplied by IBM at no charge to StorageTek, subject to Section 9.3h. Where warranty can be provided by replacing a FRU, StorageTek will provide and IBM will install the replacement FRU.

         14.5 All warranty claims shall be made by IBM, regardless of any transfer of title or possession of the Equipment by IBM to other parties, and StorageTek agrees that IBM may make warranty claims against StorageTek on the behalf of any rightful user or possessor of the Equipment.

         14.6 StorageTek's liability to perform warranty under this Section 14 shall not apply to failures of any unit of Equipment caused by:

                 a. Physical abuse or use that is not consistent with operating instructions for the Equipment; or

                 b. Modification (by other than StorageTek's personnel or agents) in any way other than approved by StorageTek; provided, however, that the warranty shall not be voided by repair or replacement of FRUs or the attachment of items in the manner described in maintenance or installation instructions provided by StorageTek.

         14.7 Claims under the terms of this warranty shall be submitted to StorageTek in writing (including EDI) and shall clearly state the Product or Upgrade serial number. Where available, IBM shall send StorageTek its field defect report. Defective FRUs replaced under this warranty become the property of StorageTek.

         14.8 Both Parties will ensure that FRUs returned to the other Party are properly and adequately packaged, and IBM agrees to use the same or equivalent packaging as StorageTek uses to package such FRUs.

         14.9 StorageTek shall use reasonable commercial efforts to complete repairs of FRUs for in-warranty units within thirty (30) business days after the date StorageTek receives the defective FRUs, but in any case, it will complete repairs of the FRUs at no charge to IBM within sixty (60) days after receipt. If, upon receipt, StorageTek determines that such defective FRUs are not repairable or if StorageTek has not completed its failure analysis on any FRU within ten (10) business days after StorageTek's receipt, then replacement FRUs will be provided at no charge by StorageTek to IBM within ten (10) business days. If StorageTek cannot find a defect or assignable cause in a FRU that is returned by IBM as defective, StorageTek will replace the received FRU and will ensure that the FRU is not included in Equipment and cannot be returned in the future to IBM.

         14.10   LICENSED PROGRAMS, MICROCODE AND MAINTENANCE CODE WARRANTY

                 a. StorageTek warrants that the Licensed Programs and Microcode will conform to the Specifications, as such Specifications may be modified by any Product Development Plan, and are and shall remain free from defects in workmanship. The Maintenance Code shall remain free from defects in workmanship. The warranties set forth in this Section 14.10 shall not apply to:

                       (1)     **

                       (2)     **

                       (3)     **

                       (4)     **

                       (5)     **

                       (6)     **

                       StorageTek does not warrant that the functions contained in the Licensed Program and Maintenance Code will **





- -----------------------------------

** Confidential portions omitted and filed separately with the Securities and Exchange Commission under an application for confidential treatment.

                 b. In the event of a breach of the warranties contained in this Section 14.10, StorageTek will exercise reasonable commercial efforts to implement appropriate procedures to correct such breach in accordance with Section 16.8, for Licensed Programs and Microcode and Section 16.7 for Maintenance Code.

         14.11 StorageTek warrants that it will competently perform all work relating to the Deliverables in a manner consistent with ordinary Microcode programmers skilled in the art, and, further, all Deliverables will conform to the mutually agreed-upon Specifications.

         14.12 THE WARRANTIES IN SECTIONS 14 AND 18 OF THIS OEM AGREEMENT, AND IN PART 6 OF THE SOURCE CODE CUSTODY AGREEMENT, ARE IN LIEU OF ALL OTHER WARRANTIES EITHER WRITTEN, ORAL OR IMPLIED WITH RESPECT TO THE EQUIPMENT, DELIVERABLES, LICENSED PROGRAMS AND MAINTENANCE CODE.

                 STORAGETEK DISCLAIMS THE IMPLIED WARRANTIES OF
                 MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS OTHERWISE PROVIDED IN SECTION 18.2, STORAGETEK ALSO DISCLAIMS THE IMPLIED WARRANTY OF NONINFRINGEMENT.

                 STORAGETEK'S WARRANTY OBLIGATIONS SHALL EXTEND ONLY TO IBM, AND STORAGETEK SHALL HAVE NO LIABILITY ARISING OUT OF ANY WARRANTIES PROVIDED BY IBM WHICH ARE BEYOND STORAGETEK'S WARRANTY OBLIGATIONS IN THIS AGREEMENT.

                 IBM'S EXCLUSIVE REMEDY FOR A BREACH OF THE WARRANTY SET FORTH IN THIS SECTION 14 IS SET FORTH IN SECTION 14.4 FOR EQUIPMENT, AND SECTION 14.10(b); FOR LICENSED PROGRAMS, MICROCODE AND MAINTENANCE CODE, PROVIDED, HOWEVER, THAT STORAGETEK PROMPTLY PERFORMS ITS WARRANTY OBLIGATIONS PURSUANT TO SECTION 14.


15.      FRUS

         15.1 During the term of this Agreement and for ** after the last Delivery of Product or Upgrades, or for so long as StorageTek makes FRUs available to any other entity, whichever is later, StorageTek agrees to provide FRUs to IBM. The list of FRUs and their respective prices and lead times are described in
                 Exhibit 5, which Exhibit will be updated semiannually (in January and July).





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**     Confidential portions omitted and filed separately with the Securities and Exchange Commission under an application for confidential treatment.

         15.2 Notwithstanding anything herein to the contrary, if StorageTek intends to discontinue producing or making available any FRU after the ** obligation set forth above, StorageTek agrees to provide IBM with twelve (12) months' prior written notice of such intent and permit IBM to purchase as many FRUs as IBM reasonably believes it will need for the Products. In the alternative, and at IBM's option, StorageTek agrees to grant IBM the right to manufacture such FRUs in accordance with
                 Section 23.6.

         15.3 FRUs shall be packaged in the same or equivalent packaging as StorageTek used to package such FRUs. Return of FRUs for repair or replacement is subject to a reasonable material return procedure to be mutually agreed between the Parties.

         15.4    FRU REWORK PROCEDURES AND PRICES

                 a. StorageTek will attempt to rework/repair all FRUs returned from IBM and return them to IBM within 30 days of receipt. At IBM's request, StorageTek will also ship to IBM any unrepairable FRUs.

                 b.    Except as otherwise provided in Section 9, Quality, and
                       Section 14, Equipment Warranty, StorageTek will invoice IBM, and IBM agrees to pay, ** for FRUs as described in Section 7.7, plus normal transportation charges unless IBM requests special handling. Such costs will be subject to IBM's Audit Rights.


16.      FIELD SERVICE & SUPPORT

         16.1    INSTALLATION SUPPORT

                 a. Upon IBM's written request, StorageTek will, at no charge to IBM, assist IBM in installing units purchased under this Agreement, including on-site installation if necessary, in accordance with the table below provided ** . IBM's written requests will specify the installation site, date of installation, whether the site is classified and any special installation instructions. StorageTek may provide at IBM's request additional installation services beyond those required in this section at the rates described in Section 16.5.





- -----------------------------------

** Confidential portions omitted and filed separately with the Securities and Exchange Commission under an application for confidential treatment.

        PERCENTAGE OF INSTALLATIONS STORAGETEK WILL SUPPORT (BY PRODUCT)

            TIME PERIOD                   ICEBERG           KODIAK
            -----------                   ------------------------
               3Q96                            **               **
               4Q96                            **               **
               1Q97                            **               **

                 b. The services and charges referred to in this section ** .

         16.2    TRAINING

                 a.     **  :

                       (1)     **

                       (2)     **

                       (3)     **

                       (4)     **

                       (5)     **

                       In addition, StorageTek will conduct  **   training
                       sessions for IBM's  **   personnel at StorageTek's
                       expense  **  .  The goal of this training will be to
                       **  .

                 b. At IBM's request, StorageTek will provide up to ** additional initial training sessions beyond the sessions described above at a fee of ** , plus reasonable travel and living expenses for StorageTek trainers if such sessions are held at a location other than StorageTek's training facility. StorageTek also agrees to make its training facilities available to IBM at StorageTek's cost for IBM to provide education to its personnel through the end of 1996.

                 c. StorageTek will also provide "on-the-job" training for IBM customer engineering personnel by assisting them, at IBM's option, in any Product and Upgrade installations as described in Section 16.1.

                 d. For all new Products and Upgrades StorageTek makes available to IBM during the term of this Agreement, StorageTek agrees to provide IBM personnel with assistance at no charge to develop training for IBM's customer engineering personnel at the same level as the training StorageTek provides to its own personnel on its other products.





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                                       43

         16.3    SERVICE OF EQUIPMENT

                 To assist IBM in product transition, ** at IBM's request, StorageTek agrees to **

                 a.     **

                 b.     **

                 At the beginning of each quarter, IBM agrees to commit to, and to pay for as set forth in Section 16.5, and StorageTek thereafter agrees to provide, the number of hours of such customer engineering support IBM will require at the beginning of each quarter. The maximum fee StorageTek will charge IBM for each hour of such customer engineering support actually provided (except for the no charge installation support) is set forth in the table found in Section 16.5. To the extent StorageTek is unable to provide service hereunder, StorageTek will promptly refund unearned payments.

         16.4    EMERGENCY AND EXPERT MAINTENANCE COVERAGE

                 In every country/territory where IBM installs Products and Upgrades, StorageTek agrees to make available upon IBM's request and on the shortest possible notice customer service engineers to support critical customer situations. The maximum fee StorageTek will charge IBM for each hour of such support actually provided is set forth in the table in Section 16.5. In addition, IBM will reimburse StorageTek for actual and reasonable travel expenses incurred by StorageTek's personnel in providing this support in countries where StorageTek does not have a service organization.

         16.5    LABOR RATE TABLE

                              Calendar Quarter            Maximum Hourly Rate
                              ------------------------------------------------
                                     **                              **
                                     **                              **
                                     **                              **
                                     **                              **
                                     **                              **
                                    and beyond       **

         16.6    NEW PRODUCT DEVELOPMENT CENTER SUPPORT

                 a. StorageTek will provide its New Product Development Center Support ("NPDC") ** . In addition, ** StorageTek will ** . StorageTek agrees to provide IBM
                       **  .  StorageTek grants IBM a license to  **   in
                       accordance with the Description of Licensed Works.





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                                       44

                 b. To assist IBM in transitioning to its own service center, StorageTek agrees that ** .

                 c. StorageTek shall provide comparable levels of response times for NPDC support to IBM as those that StorageTek provides to its own customer service base (including StorageTek's tape and service products).

         16.7    MAINTENANCE AND INSTALLATION TOOLS

                 To assist IBM in providing optimum hardware and software maintenance service to customers, StorageTek agrees to:

                 a.     **

                 b.    Promptly provide to IBM  **  .   StorageTek grants IBM a
                       license to the  **   in accordance with the Description
                       of Licensed Works.

                 StorageTek also agrees to provide  **  .

         16.8    MAINTENANCE AND TECHNICAL SUPPORT

                 a. Maintenance. IBM will be responsible to provide Level 1, Level 2 and Level 3 support to its customers. IBM agrees to use its commercially reasonable efforts to perform the following:

                       (1)     **

                       (2)     **

                       (3)     **

                       (4)     **

                       (5)     **

                 b.    Technical Support.  StorageTek agrees, upon IBM's
                       request,  **   to provide technical support to IBM for
                       the Equipment, Licensed Programs and Microcode, including without limitation, assistance in problem determination, problem source identification and problem diagnosis, in the following manner:

                       (1) Equipment. StorageTek will provide IBM with reasonable assistance for the Equipment ** .





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                                       45

                              In addition, if a malfunction or failure in Equipment ** then StorageTek shall, ** . Prior to honoring a request ** . Upon receipt of appropriate supporting documentation, ** .

                              StorageTek agrees to use its commercially reasonable efforts to assist IBM in resolving problems within the time frames set forth below:

                              (a) Any Severity 1 level problem: Within ** after notification by IBM of any such problem;

                              (b) Any Severity 2 level problem: Within ** after notification by IBM of any such problem;

                              (c) Any Severity 3 level problem: Within ** after notification by IBM of any such problem; and

                              (d) Any Severity 4 level problem: Within ** after notification by IBM of any such problem.

                              For purposes of this Section 16.8b(1),  **  .

                       (2) Licensed Programs and Microcode. The following is a description of the support that StorageTek shall provide to IBM:

                              (a)    **

                              (b)    **

                              (c)    **

                              (d)    **

                              (e)    **

                              (f)    **

                              (g)    **

                              (h)    **





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                                       46

         16.9    **  ACCESS

                 During the term of the Agreement, IBM agrees to allow
                 StorageTek to have access to  **   solely to support  **  .
                 StorageTek's use of and access to  **   and may be terminated
                 if such use or access  **  .



17.      MARKETING RIGHTS & SUPPORT

         17.1 On the Effective Date, the Parties will announce that they have entered into an agreement under which IBM will market Products worldwide that it purchases on an OEM basis from StorageTek.

         17.2    MARKETING SUPPORT ORGANIZATION

                 StorageTek agrees to establish a marketing support organization to provide timely sales and marketing support to IBM on a worldwide basis. This organization will **

                 a.     **

                 b.     **

         17.3    TRAINING

                 StorageTek agrees to provide marketing training and support to IBM to facilitate IBM's sales of Products and Upgrades.

                 a.    Initial Training.

                       (1)    Sales.  During  **   StorageTek will provide,
                 **  .

                       (2)    Systems Engineering.  During  **   StorageTek
                 will provide,  **  .

         17.4    ADDITIONAL INITIAL TRAINING

                 StorageTek will provide up to  **  .

         17.5    ONGOING TRAINING

                 StorageTek agrees to provide IBM with material, documentation, and support from StorageTek's Engineering and Technical Support Staff similar to that provided as of





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                                       47
                 the Effective Date on StorageTek's new products, for IBM to provide its personnel with training for all new Products and Upgrades.

         17.6    MARKETING MATERIALS

                 StorageTek will promptly provide IBM with electronic and paper copies, to the extent available, of all marketing materials used by StorageTek within one year prior to the Effective Date of this Agreement, to market StorageTek products similar to Products and Upgrades, including without limitation all "white papers," materials describing the advantages and benefits of such StorageTek products, and materials related to comparisons of such StorageTek products with competitive products.

                 In, addition StorageTek will provide samples, artwork, and camera ready copy (to the extent available) of all collateral materials (e.g., brochures and product guides) and advertising related to StorageTek products similar to Products and Upgrades.

                 **

                 To the extent that StorageTek has the right to do so, StorageTek hereby grants IBM ** worldwide right and license to all of the marketing and collateral materials relating to the Products and Upgrades it receives from StorageTek, during the term of this Agreement, to use, reproduce, display, distribute, create and have created Derivative Works of any or all such materials without attribution and grant sublicenses of equivalent scope to its Subsidiaries but not otherwise; provided IBM does not use StorageTek's trademarks or trade names except as specifically permitted. StorageTek will identify portions of the materials which are subject to third-party rights.

         17.7    MARKETING TOOLS

                 StorageTek will provide all of its marketing tools, software and related documentation related to the Products and Upgrades, excluding third-party confidential materials, ** . In addition, StorageTek will reasonably assist IBM in updating its own tools to support Products and Upgrades. StorageTek agrees to provide IBM such tools and software (in Source Code form, to the extent not prevented by supplier license transferability restrictions and if StorageTek discontinues its support of such tools and software, and in Object Code form). StorageTek hereby grants IBM ** worldwide right and license to the tools, software and related documentation it receives from StorageTek during the terms of this Agreement, to use, reproduce, display, distribute, and create, and have created Derivative Works of any or all such tools and software without attribution, and grant sublicenses of equivalent scope to its Subsidiaries but not otherwise.





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
         17.8    SYSTEMS ENGINEERING SUPPORT

                 StorageTek agrees to provide IBM ** . To the extent StorageTek is unable to provide hours hereunder, StorageTek will promptly refund unearned payments.


18.      REPRESENTATIONS AND WARRANTIES

         18.1 Each Party represents and warrants that it has the authority and right to enter into this Agreement, and has no existing obligations, and shall not assume any obligations, that conflict with its obligations or the rights granted to it in this Agreement. Each Party also represents and warrants that it has the authority to convey the rights granted or assigned by it in this Agreement. Each Party will provide, upon request, copies of agreements or other documentation necessary to establish such rights. If a Party is unable to supply a copy of such agreements or other documentation, then such Party shall use its best efforts to obtain such agreements or other documentation to sufficiently establish that it has been granted these rights.

         18.2     **

         18.3 StorageTek represents and warrants that, with respect to the Deliverables, Licensed Programs and Maintenance Code created outside the United States, all authors have waived their moral rights in all Deliverables, Licensed Programs and Maintenance Code to the extent permitted by law.

         18.4 StorageTek represents and warrants that the Equipment (or Devices if manufactured by IBM pursuant to Section 23.6), when used in accordance with the Specifications, will not present a health or safety risk to persons or property; and the Equipment shall comply with all applicable regulatory health and safety standards, including UL, CSA, VDE, IEC, FCC, European Economic Community CE-mark standards, any other standards that are described in the Specifications or as required by law. StorageTek agrees to provide IBM with copies of all reports, certifications, and other relevant documents related to such standards at StorageTek's expense.

         18.5    StorageTek represents that  **  .





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                                       49

19.      TRADEMARK & ADVERTISING

         19.1    TRADEMARK AND DESIGN RIGHTS

                 Except as provided in Section 8, but notwithstanding any other provisions of this Agreement, neither party hereto is granted the right to use the trademarks, trade names, or service marks of the other party (including those of Subsidiaries), directly or indirectly, in connection with any product, promotion or publication without the prior written approval of the other party, except that IBM may use StorageTek's trademarks and trade names for the aforementioned purposes on any Equipment shipped by StorageTek which bears such trademarks or trade names. Any approved use of one Party's trademark or trade name shall enure to the benefit of the Party owning such trademark or trade name.

         19.2    ADVERTISING/DISCLOSURE

                 Neither party shall, without first obtaining the written consent of the other party, in any manner disclose any details of the work to be performed herein, the terms, conditions and subject matter of this Agreement, or documents issued hereunder, except as may be required by law or government rule or regulation. To the extent that a party is compelled to make a disclosure due to government rule or regulation, such disclosure shall be limited to the extent required, and the other party shall have an opportunity to review the information prior to its release. Each party may independently and without the consent of the other party inform customers of the fact that an OEM distribution arrangement exists between the Parties; however, to the extent that such communication includes any additional information about the other party, such party shall have an opportunity to review such information prior to disclosure.

         19.3 Upon request by IBM, StorageTek shall apply IBM's, its Subsidiaries', its distributors' and/or its OEMs' trademarks, logos and other information designated by IBM for the Product and Upgrades as may be provided to StorageTek by IBM.

         19.4    **

         19.5 Use of a Party's trademarks by the other Party shall not diminish the owner's right, title or interest to such trademarks.





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
20.      CONFIDENTIALITY

         20.1 It is anticipated that confidential information will be exchanged between the Parties. Where confidential information must be exchanged, it will be exchanged under an IBM Agreement for the Exchange of Confidential Information (hereafter "AECI").

         20.2 With respect to all nonconfidential information disclosed by one party (hereafter the "Disclosing Party") to the other party (hereafter the "Receiving Party"), except to the extent such information is protected by the Disclosing Party's patent or copyright rights, the Disclosing Party grants to the Receiving Party, to the extent, if any, of its interest therein, a nonexclusive, royalty-free, irrevocable, unrestricted, worldwide license to use, have used, disclose to others, make copies in the case of documents, and dispose of, all without limitation, such nonconfidential information in any manner as it determines, including the use of such nonconfidential information in the development, manufacture, marketing and maintenance of products and services incorporating such nonconfidential information.

21.      ASSIGNMENT & CHANGE OF CONTROL

         Neither Party shall assign or subcontract this Agreement, or any right or obligation hereunder, without the prior written consent of the other Party, except that subcontracts pursuant to StorageTek's normal manufacturing procedures may be assigned, provided, however, that StorageTek may not subcontract final assembly and test without IBM's prior written consent. Any attempted assignment or subcontract not in compliance with this paragraph shall be void.

         StorageTek shall promptly notify IBM in writing of any Change of Control **

         21.1 In the event that a Change in Control occurs whereby control of StorageTek is acquired by (i) ** .

         21.2    In the event that a Change of Control occurs   **

          **


22.      DISPUTE RESOLUTION

         22.1    ESCALATION PROCESS

                 The Parties will attempt in good faith to promptly resolve any controversy or claim arising out of or relating to this Agreement by negotiations between executives of the Parties.





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
                 If a controversy or claim should arise, the Agreement Administrators, or their respective successors, or their superiors, will meet in person or phone, as they decide, at least once and will attempt to resolve the matter. Either Agreement Administrator may require the other to meet within seven days at a mutually agreed upon time and location.

                 If the matter has not been resolved within ten days of their first meeting, or a request for such meeting if no meeting occurs, the Agreement Administrators shall refer the matter to senior executives, who shall have authority to settle the dispute (hereafter "Senior Executives"). The Senior Executive for IBM shall be the General Manager of IBM's Storage System business or his/her designee and the Senior Executive of StorageTek shall be its Chief Executive Officer, or his/her designee. Thereupon, the Agreement Administrators shall promptly prepare and exchange memoranda stating the issues in dispute, and their positions, summarizing the negotiations which have taken place, and attaching relevant documents. The Senior Executives will meet in person or by telephone within seven (7) days of the end of the ten- (10) day period referred to above, at a mutually agreed time.

                 The first meeting shall be held at the offices of the Agreement Administrator receiving the request to meet. If more than one meeting is held, the meetings shall be held in rotation at the offices of IBM and StorageTek.

                 If the matter has not been resolved within fifteen (15) days of the first meeting of the Senior Executives (which period may be extended by mutual agreement), the Parties will attempt in good faith to resolve the controversy or claim in accordance with the following mediation process. During the course of negotiations between the representatives, all reasonable requests made by one party to the other for nonprivileged information will be honored in order that each of the parties may be fully informed of the circumstances relevant to the dispute.

         22.2    MEDIATION PROCESS

                 If the escalation process fails to resolve a dispute in connection with this Agreement, any such dispute shall be submitted to expedited mediation prior to the commencement of any litigation with respect to such dispute. In the event either party intends to seek recourse against the other by an action at law or in equity, such party shall first give notice to the other party. Within ten (10) business days of such notice, the Parties shall attempt to agree on one mediator who shall be a person mutually agreeable to both Parties and who shall be experienced in the DASD industry. In the event the Parties cannot agree on one mediator, each shall have the right to appoint one mediator, and the two mediators shall appoint a third. Mediation shall commence within twenty (20) business days of the notice of request for mediation. Each party agrees to cooperate fully with the mediator(s) in an attempt to resolve any disputes. The mediator(s) shall use the rules of the American Arbitration Association in conducting the mediation. Any decision reached through mediation shall be in writing but shall not be legally binding upon the Parties nor admissible as evidence in any legal





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
                 proceedings. If the Parties cannot resolve their differences to their mutual satisfaction within thirty (30) business days of the request for mediation, either Party shall be free to pursue any and all other remedies available to such Party, including, but not limited to, litigation. Costs of the Mediator shall be born equally by the Parties.


23.      TERMINATION/REMEDIES

         23.1    TERMINATION BY MUTUAL CONSENT

                 This Agreement shall be subject to termination prior to the expiration of the term at any time by mutual consent of the parties, evidenced by a written agreement providing for termination. Such agreement will include provisions to allow StorageTek access to IBM disk drives of the same type as are then being consigned to StorageTek and to provide IBM ongoing maintenance, FRUs and Product Engineering Services if StorageTek offers such items to any other entity.

         23.2    TERMINATION BY BANKRUPTCY

                 This Agreement may be immediately terminated by either Party if any of the following events ("Triggering Events") occur:
                 (1) the other Party files a voluntary petition under any provision of the U.S. Bankruptcy Code or under any similar insolvency law, makes an assignment for the benefit of its creditors, (2) any involuntary petition in bankruptcy under any provision of the U.S. Bankruptcy Code or under any similar insolvency law is filed against such other Party, or (3) a receiver is appointed for, or a levy or attachment is made against all or substantially all of its assets, and such involuntary petition is not dismissed or such receiver or levy or attachment is not discharged within sixty (60) days after the filing, appointment or making thereof.

                 To the extent that applicable bankruptcy law does not permit the exercise of rights under the immediately preceding paragraph, the bankrupt party agrees that adequate assurance of performance by the bankrupt party of the balance of this Agreement as a "Debtor-in-possession" or any similar entity under successor bankruptcy laws will include assurances both of such entity's ability to adequately produce products for the specifically permitted Agreement and such entity's willingness and ability to protect the other party's proprietary rights. As a personal contract, exercise of rights by a trustee or assignment of rights hereunder would not be appropriate and such understanding is an essential part of each Party's willingness to enter into this Agreement.

         23.3    TERMINATION FOR CAUSE

                 a. If either Party is in material breach of this Agreement, the other Party may give written notice to the defaulting Party specifying the respects in which the defaulting Party has failed to perform or comply with the terms and conditions of this Agreement. In the event that any defaults so indicated shall not be remedied by the defaulting Party within sixty (60) days (ten (10) days as to a failure to pay any amounts indisputably due) unless a different period is provided for elsewhere in this Agreement after such notice, the party not in default may, by written notice to the defaulting Party, terminate this Agreement.

                 b. Either Party may submit disputes related to the notice of termination to the Escalation Process or Mediation Process described in Section 22 but such termination notice shall not be stayed by submission to escalation or mediation and termination shall take effect as set forth above. Failure of either Party to terminate this Agreement due to a breach on the part of the other Party shall not prejudice its rights to terminate for a subsequent breach on the part of the defaulting Party.

                 c. The right of a Party to terminate this Agreement, and the exercise of such right by such Party, shall be in addition to any other remedies or rights granted in this Agreement or which a Party would have in law or equity.

                 d.    If IBM terminates this Agreement for cause:

                       (1)     **

                       (2)     **

                       (3)     **

                       (4)     **

                       (5)     **

            e.    If StorageTek terminates this Agreement for cause:

                       (1)     **

                       (2)     **

                       (3)     **

                       (4)     **

                       (5)     **





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
         23.4    MATERIAL BREACH

                 A material breach shall include, but not be limited to, a material failure to:

                 a.    pay any amounts that are undisputably due;

                 b. deliver Equipment or to supply software, tools and licenses in accordance with this Agreement;

                 c. comply with the reliability, availability, and service levels specified in the Agreement;

                 d.    manufacture Equipment in accordance with the Agreement;

                 e.    supply Deliverables in accordance with Attachment 1 to
                       Exhibit 3; or

                 f.    comply with Section 18, Representations and Warranties.

                 A Party may not be declared to be in material breach of any provision of this Agreement if, and to the extent that its failure to perform has been caused by the other Party's breach of this Agreement.

         23.5    **  LICENSE

                 StorageTek hereby grants to IBM a fully paid-up license to
                 **  .

         23.6    MANUFACTURING MAKE OR HAVE MADE RIGHTS

                  **

                 a.     **

                 b.     **

                 c.     **

                 d.     **

                 e.     **

                 f.     **





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                                       55

                 g.     **

                 h.     **

         23.7    TERMINATION FOR CONVENIENCE

                 IBM shall also have the right to terminate this Agreement for convenience ** by providing StorageTek with a ** of its election to do so. In the event IBM elects to terminate this Agreement for convenience, ** and based upon IBM's standard OEM terms and conditions at the time of termination.

         23.8    TERMINATION FOR BURDENSOME CONDITION

            a.    Upon the occurrence of a Burdensome Condition  **

                       (1)     **

                       (2)     **

                       (3)     **

                       (4)     **

                       (5)     **

                       (6)     **

                       (7)     **

            b.    Upon the occurrence of a Burdensome Condition  **

                       (1)     **

                       (2)     **

            c.    Upon the occurrence of a Burdensome Condition  **

                       (1)     **

                       (2)     **

                       (3)     **





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
                       (4)     **

                       (5)     **

                       (6)     **

                       (7)     **

                 d.    For purposes of this Section 23.8,  **  .

                 e. In no event will either Party's liability to the other for termination pursuant to this Section 23.8 exceed (i)
                       the sum of  **    in the event of a termination of this
                       Agreement only as a result of a circumstance described in Section 1.7(ii); or (ii) the sum of ** in the event of a termination of this Agreement as a result of a
                       circumstance described in Section 1.7(i).   **

         23.9    WIND DOWN

                 Upon termination of this Agreement by either Party for any reason prior to the expiration of the term set forth in
                 Section 3:

                 a. IBM may continue, for ** following the date of notice of such termination, to place noncancelable purchase orders at prices for the quarter in which such notice is effective for Equipment, and StorageTek agrees to accept such orders and to manufacture supply and Deliver such Equipment to IBM if ordered for Delivery within ** of such purchase orders and within appropriate lead times; and

                 b.    StorageTek may continue for  **   following the date of
                       notice of termination (unless a longer period is otherwise provided for in this Agreement), to place noncancelable purchase orders for disk drives of the same type as the Drives that are being consigned, or similar replacements therefor, at a price ** , and based on IBM's standard terms and conditions; and IBM agrees to accept such purchase orders and to manufacture, supply and deliver such disk drives, if ordered for delivery by StorageTek within appropriate lead times.

                 Except for a termination of this Agreement by StorageTek pursuant to Sections 6.5b or 6.5c, Equipment ordered by IBM hereunder, if Delivered after termination, will be





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                                       57
                 credited toward IBM's attainment of its ** Volumes, as the case may be, for the quarter in which the Agreement was terminated.

         23.10    **   AFTER TERMINATION

                 Subject to Sections 23.3 and 23.8,  **   if either Party
                 terminates this Agreement, ** for Product Engineering Services required under the SOW; or (iii) receive such Product Engineering Services as it may request, up to the levels as then required under the SOW, on a time and materials basis at
                 **  .


24.      INDEMNIFICATION RIGHTS

         24.1    INTELLECTUAL PROPERTY INDEMNITY

                 a.     **

                 b.     **

                 c.     **

                 d.     **

                       (1)     **

                       (2)     **

         24.2    GENERAL INDEMNITY

                 a. StorageTek shall indemnify, defend and hold harmless IBM in respect to any cost, expenses, liability or damages, including reasonable attorney's fees, for any third-party claims arising out of or related to:

                       (1)     **

                       (2)     **

                       (3)     **

                       (4)     **

                       (5)     **





- -----------------------------------

** Confidential portions omitted and filed separately with the Securities and Exchange Commission under an application for confidential treatment.

                 b. StorageTek shall, however, have no liability to indemnify IBM if and only to the extent that:

                       (1)     **

                       (2)     **

                       (3)     **

         24.3    OBLIGATIONS OF IBM

                 The obligation of StorageTek to defend and make payments under Sections 24.1 and 24.2 is conditioned on the following:

                 a.     **

                 b.     **

                 c.     **

                 IBM may participate, at its sole cost and expense, in the defense of any action on such claim and any negotiations for its settlement or compromise.


25.      GOVERNING LAW

         25.1    NEW YORK LAW

                 The relationship between the Parties and this Agreement are governed by the substantive laws of the state of New York. Any action between the Parties must be brought before a court of competent jurisdiction located in the United States Southern District of New York. Each Party hereby waives any right to a jury trial in any dispute between them. The Parties agree that the United Nations convention on the international sale of goods shall not apply to this Agreement.

                 It shall be a condition precedent to the filing of any such actions that the dispute resolution procedure set forth in
                 Section 22 will have been followed prior to the filing of such action, excepting only that a Party may institute an action seeking a preliminary injunction, temporary restraining order, or other equitable relief, if necessary in the opinion of that Party to avoid material harm to its property, rights or other interest, before commencing or at any time during the course of the dispute procedure in Section 22.





- -----------------------------------

** Confidential portions omitted and filed separately with the Securities and Exchange Commission under an application for confidential treatment

         25.2    LIMITATION OF ACTIONS

                 Neither Party will bring a legal action in connection with this Agreement against the other more than ** after the cause of action arose. This limitation does not apply to actions brought to enforce (i) indemnification rights (Section 24) or
                 (ii) violation of intellectual property rights.

         25.3    LIMITATION OF LIABILITY

                 Except as may be required pursuant to Section 6.5, in no event shall either Party hereto be liable to the other for more than ** for any and all causes of action and claims of any nature (including, but not limited to, claims that obligations, representations or warranties hereunder have failed of their essential purpose) in connection with this Agreement; provided, however, that:

                 (a)    **

                 (b)    **


26.      GENERAL

         26.1    COMPLIANCE WITH LAWS

                 Each Party agrees to comply at its own expense with all applicable laws and regulations of the United States, the European Union, and all other countries or country groups.

         26.2    RELATIONSHIP OF THE PARTIES

                 Each Party acknowledges and agrees that it is it is independent of the other. Neither Party is, or will claim to be, a partner, employee, joint venturer, agent, or legal representative of the other Party except as specifically stated in this Agreement. Neither Party will assume or create any obligation or responsibility, expressly or by implication, on behalf of or in the name of the other Party. Each Party is responsible for the direction and compensation of its employees.

                 Each Party may have similar agreements with others. Each Party may design, develop, manufacture, acquire or market its own or competitive products and services.





- -----------------------------------

** Confidential portions omitted and filed separately with the Securities and Exchange Commission under an application for confidential treatment.

         26.3    NOTICES

                 All notices by one party to the other in connection with this Agreement shall be in writing and will be sent to the following addresses:

                 Notices related to forecasts, orders, and shipment will be sent to:

                 For IBM:                             For StorageTek:

                 **                                   Agreement Administrator
                 Procurement Manager                    for IBM Agreement
                 IBM Corporation                      Storage Technology Corporation
                 5600 Cottle Road                     2270 South 88th Street
                 San Jose, CA  95193                  Louisville, CO  80028


                 All other notices, including without limitation notices of breach, default, will be sent to the following addresses:

                 For IBM:                             For StorageTek:

                 **                                   Agreement Administrator
                 Vice President, Worldwide Materials    for IBM Agreement
                 IBM Corporation                      Storage Technology Corporation
                 5600 Cottle Road                     2270 South 88th Street
                 San Jose, CA  95193                  Louisville, CO  80028

                 with a copy to:

                 For IBM:                             For StorageTek:

                 Legal Department                     General Counsel
                 IBM Corporation                      StorageTechnology Corporation
                 5600 Cottle Road                     2270 South 88th Street
                 San Jose, CA  95193                  Louisville, CO  80028

                 Either Party may change any address at which it will receive notices by notifying the other Party in writing.

                 Notices and other communications between the Parties in connection with this Agreement shall be deemed given:

                 a. three days after being sent by U.S. mail, postage prepaid, certified or registered, to the address listed above; or


- -----------------------------------

** Confidential portions omitted and filed separately with the Securities and Exchange Commission under an application for confidential treatment.

                 b. on the date it is sent via facsimile transmission with confirmation from the receiving party that the transmission was completed successfully, with the original document sent as described above in item a.

                 Notices related to order, forecast, shipment, and delivery may also be sent via confirmed electronic mail (EDI) to the address listed above and shall be deemed given on the date of confirmation of delivery.

         26.4    COUNTERPARTS

                 This Agreement may be executed simultaneously in two (2) counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same.

         26.5    HEADINGS AND ATTACHMENTS

                 The headings in this Agreement are for reference only and will
                 not affect its meaning or interpretation.   The Exhibits,
                 their Attachments, their Appendices and their Schedules, are attached to and referenced in this Agreement and are incorporated herein by reference.

         26.6    AMENDMENT

                 For any change to this Agreement to be valid, it must be signed by both Parties.

         26.7    WAIVER

                 The failure by either Party at any time to enforce the provisions of this Agreement, to exercise any option or election, or to require at ant time the performance by the other Party of any provisions herein will not be construed as a waiver of such provision.

         26.8    SEVERABILITY

                 If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired provided the original intentions of both Parties are maintained.

         26.9    WEEKENDS AND HOLIDAYS

                 If any obligation of a party hereunder falls due on a weekend day or a Federal holiday, then that obligation shall be due on the next business day following such weekend day or Federal holiday.

         26.10   FORCE MAJEURE

                 Neither StorageTek nor IBM shall be liable for any delay or failure of performance hereunder due to any contingency beyond its control which renders performance commercially unreasonable including, but not limited to, an act of God, war, mobilization, riot, strike, embargo, fire, flood, hurricane, earthquake or power failure ("force majeure incident").

                 When only part of StorageTek's or IBM's ability to perform is excused under this section, StorageTek or IBM must allocate production and deliveries or receipt of deliveries among various customers or suppliers then under contract for similar goods during the period when StorageTek or IBM is unable to perform. The allocation must be effected in accordance with
                 Section 10.5 of the Agreement.

                 If either StorageTek or IBM claims excuse for nonperformance under this section, it must give notice in writing to the other party.

                 If StorageTek is unable to Deliver or IBM is unable to sell Equipment, or if IBM is unable to deliver Drives, due to a force majeure incident, any units of Equipment that were properly ordered by IBM and not Delivered will be counted
                 toward IBM's attainment of its   **   Volumes, Annual Volumes
                 and Minimum Volumes.

                 If a Party's inability continues for more than one hundred twenty (120) days, the other Party may terminate this Agreement and IBM shall have no liability hereunder for Recovery Payments and Liquidated Damages.

         26.11   SURVIVAL

                 The rights and obligations of Sections 1, 7.6, 7.7a, 7.8, 7.10, 9, 14, 15, 16.8, 18, 19.1, 19.2, 19.5, 20, 22, 23, 24,
                 25 and 26, and 11, 13.1a, 13.2, 13.3 and 13.4  (with respect to FRUs), shall survive and continue after any expiration or termination of this agreement and shall bind the parties and their legal representatives, successors and assigns.

         26.12   ORDER OF PRECEDENCE

                 In the event that there is an inconsistency or conflict between the terms in the Specifications and other terms of this Agreement, then such other terms in this Agreement shall take precedence over the terms in the Specifications.


THIS AGREEMENT SUPERSEDES ALL PROPOSALS, ORAL OR WRITTEN, AND ALL NEGOTIATIONS, CONVERSATIONS OR DISCUSSIONS HERETOFORE HAD BETWEEN THE PARTIES RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT. THE PARTIES BOTH ACKNOWLEDGE THAT THEY HAVE NOT BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY ANY REPRESENTATIONS OR STATEMENTS, ORAL OR

WRITTEN, NOT EXPRESSLY CONTAINED HERE. THE TERMS AND CONDITIONS OF THIS AGREEMENT SHALL PREVAIL, NOTWITHSTANDING ANY VARIANCE WITH THE TERMS AND CONDITIONS OF ANY ORDER OR OTHER INSTRUMENT SUBMITTED BY THE PARTIES.


INTERNATIONAL BUSINESS MACHINES             STORAGE TECHNOLOGY CORPORATION
   CORPORATION



By:                                         By:
           ------------------------                   -------------------------

Name:                                       Name:
           ------------------------                   -------------------------

Title:                                      Title:
           ------------------------                   -------------------------

Date:                                       Date:
           ------------------------                   -------------------------

Please note: The Exhibits, Attachments and Appendices are not filed herewith as such documents contain confidential pricing information and other proprietary materials and are otherwise immaterial to an understanding of the OEM Agreement between Storage Technology Corporation and International Business Machines Corporation.